UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule l4a-l2
STANDARD MOTOR PRODUCTS, INC.
(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules l4a-6(i)(1) and 0-11.

AMENDMENT NO. 1 TO THE PROXY STATEMENT
DATED APRIL 21, 2026 FOR THE
2026 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2026
EXPLANATORY NOTE
On April 21, 2026, Standard Motor Products, Inc. (the “Company”) filed with the U.S. Securities and Exchange
Commission its Definitive Proxy Statement on Schedule 14A for its 2026 Annual Meeting of Shareholders (the “Proxy
Statement”) to be held on May 21, 2026.
This Amendment No. 1 to the Proxy Statement (“Amendment No. 1”) is filed solely to amend the Proxy Statement to correct the total number of shares of Common Stock of the Company outstanding and entitled to vote on April 10, 2026, the record date for the Annual Meeting, and the security ownership table disclosing the percentages of beneficial ownership of the Company’s Common Stock as of the record date. The correct total number of shares of Common Stock outstanding and entitled to vote on April 10, 2026 is 23,154,792. The following sections of the Proxy Statement have been amended to reflect these corrections:
•Section titled “Frequently Asked Questions About the Annual Meeting?” on page 1; and
•Section titled “Security Ownership of Certain Beneficial Owners and Management”  on pages 12–14.
For ease of reference, the corrections in these sections are indicated by bold and underlined text.
Except as described above, this Amendment No. 1 does not amend, modify, supersede or update any other disclosure in the
Proxy Statement. In addition, this Amendment No. 1 does not reflect events occurring after the date of the Proxy Statement or modify or update any disclosure that may have been affected by subsequent events.
If you have already voted your shares, you do not need to take any action unless you wish to change your vote.
The full text of the amended and restated Proxy Statement follows:
2026 PROXY STATEMENT
AND
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2026
STANDARD MOTOR PRODUCTS, INC.
37-18 Northern Blvd.
Long Island City, New York 11101
April 21, 2026
To Our Shareholders:
We are pleased to invite you to attend the Annual Meeting of Shareholders of Standard Motor Products, Inc. The
Annual Meeting will be held online at www.virtualshareholdermeeting.com/SMP2026 on Thursday, May 21, 2026 at 2:00
p.m. (Eastern Daylight Time).
At the Annual Meeting, you will be asked to vote on the proposals described in the enclosed Notice of Annual
Meeting of Shareholders and Proxy Statement. You will also find enclosed a form of proxy to facilitate voting your shares and our Annual Report to Shareholders, which includes our Form 10-K for our 2025 fiscal year.
YOUR VOTE IS IMPORTANT! The Board of Directors appreciates and encourages shareholder participation in the Company’s affairs and invites you to participate in the Annual Meeting. If you cannot participate, we encourage you to ensure that your shares are represented at the Annual Meeting by taking a moment to complete, sign and return the enclosed proxy using the accompanying postage-prepaid envelope, or to transmit your voting instructions online or by telephone by following the instructions printed on the enclosed proxy.
On behalf of the Board of Directors, thank you for your continued support of the Company.

Sincerely,

Eric P. Sills
Chairman of the Board,
Chief Executive Officer & President
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 21,
2026—this Proxy Statement and the Annual Report are available at smpcorp.com under “For Investors—Financial
Presentations & Documents.”
STANDARD MOTOR PRODUCTS, INC.
37-18 Northern Blvd.
Long Island City, New York 11101
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2026
To Our Shareholders:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of STANDARD MOTOR PRODUCTS,
INC. (the “Company”) will be held online at www.virtualshareholdermeeting.com/SMP2026 on Thursday, May 21, 2026
at 2:00 p.m. (Eastern Daylight Time). The Annual Meeting will be held for the following purposes:
1.To elect eight directors of the Company, all of whom shall hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified;
2.To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.To consider and vote upon a non-binding, advisory resolution approving the compensation of our named executive officers; and
4.To transact such other business as may properly come before the Annual Meeting.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The
Board of Directors has fixed the close of business on April 10, 2026 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.
Whether or not you plan to attend the Annual Meeting online, please vote your shares by following the instructions printed on the enclosed proxy, or by completing, signing and returning the proxy in the enclosed postage-
prepaid envelope. The enclosed proxy is solicited by the Board of Directors of the Company.

By Order of the Board of Directors

Carmine J. Broccole
Chief Legal Officer & Secretary
Long Island City, New York
April 21, 2026
i
STANDARD MOTOR PRODUCTS, INC.
37-18 Northern Blvd.
Long Island City, New York 11101
ii
STANDARD MOTOR PRODUCTS, INC.
37-18 Northern Blvd.
Long Island City, New York 11101
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 21, 2026
This Proxy Statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of Shareholders to be held on May 21, 2026 or at any adjournment thereof. This Proxy
Statement is being distributed to shareholders on or about April 21, 2026 , along with a proxy and our 2025 Annual Report.
FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING
Where and when is the Annual Meeting?
Our Annual Meeting will be held online at
www.virtualshareholdermeeting.com/SMP2026 on
Thursday, May 21, 2026 at 2:00 p.m. (Eastern
Daylight Time).
Shareholders who participate remotely will be able to
listen to a broadcast of the meeting, submit questions
and vote their shares during the course of the meeting.
Please refer to the question “How do I vote my
shares?” below for information on how to vote.
Instructions on how to attend and participate remotely
in our Annual Meeting are available at
www.virtualshareholdermeeting.com/SMP2026. To
log into the meeting website, you will need to enter the
control number included on your proxy card or on the
instructions that accompanied your proxy materials. If
you encounter any technical difficulties, please call the
technical support numbers identified on the meeting
website.
Who can vote at the Annual Meeting?
You may vote your shares of Common Stock at our
Annual Meeting if you were a shareholder at the close
of business on April 10, 2026, the record date for our
Annual Meeting.
The total number of shares of Common Stock
outstanding and entitled to vote on April 10, 2026 was
23,154,792. Holders of Common Stock have the right
to one vote for each share registered in their names as
of the close of business on the record date.
What is the quorum requirement for the Annual
Meeting?
In order to conduct business at our Annual Meeting,
our By-Laws require the presence in person or by
proxy of shareholders holding a majority of the
outstanding shares of Common Stock entitled to vote.
Shareholders who participate remotely by means of
electronic communication will be deemed to be
present in person at the meeting. If a quorum is not
present, a vote cannot occur, and our Annual Meeting
may be adjourned to a subsequent date for the purpose
of obtaining a quorum. Proxies voted as “withheld,”
abstentions and broker non-votes are counted for the
purpose of determining whether a quorum is present.
How do I know whether I am a registered
shareholder or a beneficial shareholder?
You are a registered shareholder if your shares of
Common Stock are registered directly in your name
with our transfer agent, Computershare Trust
Company, N.A.

You are a beneficial shareholder if your shares are
held in an account at a bank, broker or other holder of
record (also referred to as holding shares “in street
name”).
What is the effect of not casting my vote?
If you are a registered shareholder and you do not vote
your shares, your shares will not be taken into
consideration in determining the outcome of the
matters that are acted upon.
If you are a beneficial shareholder and you do not
instruct your bank or broker how to vote your shares,
under the rules of the New York Stock Exchange, your
bank or broker will only be able to vote your shares on
the ratification of KPMG LLP as our independent
registered public accounting firm (Proposal No. 2).
Your bank or broker will not be able to vote your
shares on the election of directors (Proposal No. 1),
the advisory resolution to approve the compensation of
our named executive officers (referred to as a “say-on-
pay” vote) (Proposal No. 3), or any other matters that
properly come up at the meeting, resulting in “broker
non-votes” on those items.
How do I vote my shares?
Registered shareholders may vote by one of the
following ways:
Vote by Mail: Complete, sign and return your proxy
card in the enclosed postage-paid envelope.
Vote Online at the Meeting: Attend the Annual
Meeting online, or appoint a personal representative
with an appropriate proxy, to vote at the meeting.
Vote Online before the Meeting: Go to the website
identified on your proxy card, and follow the
instructions stated on your proxy card and the website
to vote.
Vote by Telephone: Call the telephone number
identified on your proxy card to vote by telephone.
You will need to follow the instructions on your proxy
card and the voice prompts.
If you vote online or by telephone, your electronic
vote authorizes the named proxies to vote on your
behalf in the same manner as if you completed, signed
and returned your proxy card. If you vote online or by
telephone, you do not need to return your proxy card.
If you are a beneficial shareholder, you will receive
instructions from your bank, broker or other holder of
record that you must follow in order to have your
shares voted.
Can I change my vote after I have voted?
Proxies are revocable at any time before they are
exercised at our Annual Meeting. If you are a
registered shareholder and you originally voted by
mail, Internet or telephone, you may revoke your
proxy by:
•completing and returning a timely and later-
dated proxy card, or using the Internet or
telephone to timely transmit your later voting
instructions;
•voting during the course of the Annual
Meeting; or
•contacting Carmine J. Broccole, Secretary of
the Company, at the following address to
notify him that your proxy is revoked:
Standard Motor Products, Inc.
37-18 Northern Blvd.
Long Island City, NY 11101
Email: financial@smpcorp.com
Fax: 718-784-3284
If you are a beneficial shareholder, you must follow
the directions provided by your bank, broker or other
holder of record to change or revoke any prior voting
instructions.

What are my voting options and how does the Board recommend that I vote?

Proposal	Voting Options	Board of Director’s Recommendation
1.Election of Directors	For All, Withhold All, or For All Except Any Individual Nominee	For All

2. Ratification of the appointment of KPMG LLP	For, Against, or Abstain	For

3. Advisory Vote on the Compensation of our Named Executive Officers	For, Against, or Abstain	For
In the absence of instructions, proxies will be voted in accordance with the recommendation of the Board of Directors of the Company with respect to Proposals No. 1 through 3, and in accordance with the best judgment of the individuals named as proxies with respect to any other matter properly brought before the meeting.
What vote is required to approve of each proposal?
Proposal No. 1: Nominees receiving a plurality of the
votes cast will be elected as directors.
Proposals No. 2-3: The number of votes cast FOR
must exceed the number of votes cast AGAINST the
proposal. Only those votes cast FOR or AGAINST a
proposal will be counted to determine the results of the
vote. Abstentions and broker non-votes will not count
as votes cast.
Your vote on Proposal No. 3 is advisory, meaning it
will not be binding on the Board of Directors or the
Company; however, the Board will take the voting
results into consideration when making future
decisions regarding executive compensation.
What is the interest of the Company’s executive
officers and directors in the proposals being voted
upon?
No director nominee, director or executive officer of
the Company who has held such position since the
beginning of the last fiscal year, has any substantial
interest, direct or indirect, by security holdings or
otherwise, in any proposal described in this Proxy
Statement or the enclosed Notice of Annual Meeting
of Shareholders, other than our directors with respect
to the election to office of the directors so nominated,
and each executive officer with respect to the advisory
vote on the compensation of our named executive
officers.
Who will pay the expenses of this proxy
solicitation?
The Company will pay all expenses in connection with
the solicitation of proxies by our Board of Directors
for use at our Annual Meeting. We will also pay
banks, brokers or other holders of record their out-of-
pocket and reasonable clerical expenses incurred in
sending our proxy materials to beneficial owners for
the purpose of obtaining their proxies.
How will the Company solicit proxies?
We will primarily solicit proxies by mail; however,
certain of our directors, officers or employees may
solicit by telephone, electronically or by other means
of communication. Our directors, officers and
employees will receive no additional compensation for
any such solicitation. We do not expect to engage any
paid solicitors to assist us in the solicitation of proxies.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board of Directors recommends that you vote “FOR ALL” of our director nominees.
At our Annual Meeting, our shareholders will have the opportunity to vote to elect eight directors to hold office until our next annual meeting of shareholders and until their successors are duly elected and qualified. All nominees are currently directors of the Company.
Information Regarding Nominees
The following paragraphs provide information about our director nominees. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to conclude that he or she should serve as a director, we believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. Each nominee has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to serve the Company and our Board. Finally, we value their significant experience on other public company boards of directors and board committees. Our nominees, collectively, possess diverse professional experiences and skills, including business leadership, automotive, finance and accounting, government and public policy, information technology and cybersecurity, digital transformation, supply chain management and logistics, human capital management, sustainability, culture and engagement.
Each person listed below has consented to be named as a nominee and agreed to serve if elected. If any of those named are not available for election at the time of the Annual Meeting, discretionary authority will be exercised to vote for substitutes unless the Board chooses to reduce the number of directors. Management is not aware of any circumstances that would render any nominee listed below unavailable.
You may read more about the process our Nominating and Corporate Governance Committee undertook to select our director nominees on page 16 under the heading “Nominating and Corporate Governance Committee.”
Director Skills & Demographics
The following tables provide a summary of the skill sets and backgrounds of our director nominees. You may find additional information about each nominee in the director biographies that follow this table.

	J. Burke	A. Capparelli	P. Forbes Lieberman	P. McClymont	J. McDonnell	A. Norris	P. Puryear	E. Sills
KNOWLEDGE, SKILLS & EXPERIENCE
Executive Management Experience	●	●	●	●	●	●	●	●
Financial Acumen	●		●	●	●	●	●	●
Risk Management	●	●	●	●	●	●	●	●
Automotive Industry	●	●	●	●				●
Strategic Planning/Oversight	●	●	●	●	●	●	●	●
Mergers & Acquisitions	●		●	●				●
International	●	●	●	●	●	●	●	●
Sustainability/Culture and Engagement			●		●	●	●	●
Information Technology/ Information Security	●	●	●	●		●
Digital Transformation / Artificial Intelligence		●				●

Board Composition
INDEPENDENCE	TENURE	AGE	DEMOGRAPHICS
75%	9	63	50%
Independent under NYSE standards and SEC rules	Average years of service	Average age	Gender or race/ethnicity

Mr. Sills has served as our Chairman of the Board since May 2023, a director of the Company and our Chief Executive Officer since March 2016, and as our
President since February 2015. Prior to serving as our President, Mr. Sills served as our Vice President Global Operations from 2013 to 2015, and our Vice
President Engine Management Division from 2006 to 2013. From 1991 to 2006,
Mr. Sills served in various capacities in our Company, including as General
Manager, LIC Operations, Director of Product Management, and Plant Manager.
Mr. Sills has completed an Advanced Management Program at Harvard Business
School, and holds an M.B.A. from Columbia University and a B.A. from Bowdoin
College.
Mr. Sills’ qualifications to serve as a director include his extensive knowledge of our business and its operations, and the experience that he has acquired throughout his thirty-five year career in the automotive aftermarket industry and our
Company. Mr. Sills has served in a variety of management positions across our organization, in which he has cultivated strong financial experience, corporate governance insight and extensive leadership, strategy and risk management skills.
As our Chief Executive Officer, he has developed and executed global strategies to expand the Company’s footprint and its customer base. His demonstrated experience and success earned Mr. Sills recognition as a leader in the automotive aftermarket industry, and he has been awarded the 2022 Automotive Aftermarket
Suppliers Association Member Advocacy award (which recognizes his advocacy efforts on behalf of the automotive aftermarket). Mr. Sills served on the Board of
Governors of the Motor & Equipment Manufacturers Association (MEMA)
Aftermarket Suppliers Association (previously the Automotive Aftermarket
Suppliers Association) from 2017 to 2024, including as Chairman in 2022 and
2023. Mr. Sills currently continues to serve on the Board of Governors of MEMA.
Mr. Sills has also testified before Congress on behalf of the manufacturing community on supply chain challenges and investing to strengthen American manufacturing and competition. In addition, we believe Mr. Sills’ qualifications to serve as a director include his and his family’s significant ownership interest in the
Company, which serves to align his interests with the interests of our other shareholders, and the fact that he represents the fourth generation of the Sills family which established the Company in 1919.
Eric P. Sills
Chairman of the Board,
Chief Executive Officer &
President
Age 57
Director Since 2016

Ms. Norris has served as our Presiding Independent Director since May 2023 and as a director of the Company since October 2012. Ms. Norris also serves as a director of privately-held Peterson Farms, where she also serves as its Chair of the
Compensation Committee, and also as a director of CP Direct, LLC. Previously,
Ms. Norris also served as a director of Vita-Mix Corporation and Healthy Bytes,
LLC. Additionally, Ms. Norris also previously served in several leadership positions including: (i) Chief Marketing and Communications Officer at JDRF
International, where she was responsible for marketing, communications and digital growth, leading the organization’s digital transformation; (ii) Chief
Marketing Officer of R.R. Donnelley & Sons Company, where she was responsible for all aspects of marketing and communications; (iii) Chief People
Officer of Opera Solutions, LLC, a leading predictive analytics company, where she was responsible for global staff operations and human capital management;
(iv) Senior Vice President and a founding member of Zeborg, Inc.; and (v) a strategy consultant and Partner at Mitchell Madison Group. Ms. Norris holds an
MBA from Harvard Business School and a BA from Trinity College, where she was Phi Beta Kappa.
Ms. Norris’ qualifications to serve as our Presiding Independent Director include her significant leadership roles across a broad range of industries including industrial, information technology services, and financial services, where she led first-ever transformations of business strategy and operations. Her board leadership is defined by a focus on driving business transformation in complex environments and championing innovation and growth acceleration. Her executive level positions have afforded her global experience in defining and implementing corporate governance structures, growth strategies, digital transformation, and engaging customer and employee experiences. Ms. Norris has also successfully architected and led strategy and brand positioning initiatives, and cultural and change management efforts. In addition, Ms. Norris successfully led a subcommittee of our Board to implement succession planning and refreshment of the Board. Ms. Norris’ knowledge in developing and managing operational resources in marketing, communications, talent management and culture provides our Board with valuable leadership as the Company continues to grow and evolve its strategies and initiatives in these areas. Additionally, her unique understanding of the relationship between strategy, brand, high-performance and respectful cultures provide unique insights to the Board. Ms. Norris’ qualifications were recognized when she was chosen as a member of the 2023 Class of “Directors to
Watch” in the midyear edition of Directors & Boards and as a member of
BoardProspects’ 2025 “100 Women Leaders in the Boardroom.”
Alisa C. Norris
Presiding Independent
Director
Age 56
Director Since 2012

Mr. Burke has served as a director of the Company since December 2022 and as our Chief Operating Officer since January 2019. Mr. Burke also served as our
Chief Financial Officer from 1999 to September 2019, our Executive Vice
President Finance from 2016 to January 2019, as well as our Vice President
Finance, Director of Finance, Chief Accounting Officer, and Corporate Controller.
Mr. Burke has completed an Executive Education program at Ross School of
Business, University of Michigan, and holds an MBA from University of New
Haven and a BBA from Pace University.
Mr. Burke’s qualifications to serve as a director include his more than forty years of experience in the automotive industry and with the Company, during which he has been integrally responsible for the Company’s corporate strategy, executive management, operations, and building investor relations, which grant him perspective into the most important issues investors in our industry have. Mr.
Burke has a proven ability to effectively oversee and address all domestic and international issues and risks that our business faces through strategic growth initiatives, which also maximize the value of the Company’s investments and strategies. Additionally, Mr. Burke’s significant experience in finance and accounting enable him to offer valuable insight on matters of complex financial analysis and reporting. The Board also greatly benefits from his intimate working knowledge of our day-to-day business, plans, strategies and initiatives. Mr.
Burke’s experience and high level of commitment to the Board, our business, our team members and our shareholders make him a valuable member to the Board.
James J. Burke
Director &
Chief Operating Officer
Age 70
Director since 2022
Mr. Capparelli has served as Co-Chair of the Strategic Planning Committee since
May 2023 and as director of the Company since April 2022. Mr. Capparelli also serves as the  Vice President and General Manager, Lifecycle Segment Portfolio
of Rockwell Automation, Inc., an industrial automation and digital transformation company which is included within the S&P 500 Index, and serves as an advisory board member of the Industrial Equipment Advisory Board of Technology and
Service Industry Association. Mr. Capparelli previously served as Rockwell
Automation Vice President and General Manager of Lifecycle Head of Regions
from October 2023 to July 2025; Lifecycle Vice President Global Commercial
from February 2022 to September 2023; President, Americas Region from
October 2020 to January 2022; and President, Latin America Region from 2016 to
September 2020. Prior to such time, Mr. Capparelli held numerous roles of increasing responsibility at leading sales, engineering and services businesses, and his experience includes strategy development and execution, risk management, financial management, go-to-market evolution, marketing, operations, and customer support organization. Mr. Capparelli holds a BS in Electrical
Engineering from Universidad Nacional de Mar del Plata (Argentina), and a Post
Graduate degree in Business Management and Strategy from the University of
Wisconsin—Milwaukee.
Mr. Capparelli’s qualifications to serve as a director include his many years of international, executive leadership experience in industrial automation and digital transformation including smart manufacturing, IOT and Industry 4.0 across multiples customer segments and industries. Mr. Capparelli’s leadership in the creation and development of strategies that achieve business outcomes combining technology and domain expertise to maximize productivity, safety and sustainability of business investment in critical areas, including digital engineering, connected operations, analytics, cybersecurity and automation make him a valuable member to our Board. Also, Mr. Capparelli’s qualifications include leading efforts to foster workplace culture and strengthen organizational engagement with local communities. Furthermore, the Board benefits from his insight into key global geographic markets served by the Company, and his successful track record overseeing business development and the implementation of strategic growth initiatives in these markets.
Alejandro C. Capparelli
Director
Age 57
Director Since 2022

Ms. Forbes Lieberman has served as Chair of the Audit Committee since May
2022 and as a director of the Company since August 2007. Ms. Forbes Lieberman also serves as a director and Chair of the Audit Committee of John B. Sanfilippo
& Son, Inc., a leading processor and distributor of nut products, and on the board of privately held Diamond Blade Warehouse. Previously, Ms. Forbes Lieberman
served as a director of A.M. Castle & Co. and VWR Corporation. Ms. Forbes
Lieberman’s executive leadership experience includes her serving as: (i) interim
Chief Operating Officer of Entertainment Resource, Inc.; (ii) President, Chief
Executive Officer, Chief Operating Officer and Chief Financial Officer and
member of the Board of Directors of TruServ Corporation (now known as True
Value Company); (iii) Chief Financial Officer at each of ShopTalk Inc., The
Martin-Brower Company, LLC, and Fel-Pro, Inc.; and (iv) an automotive industry consultant. Ms. Forbes Lieberman is a Certified Public Accountant and began her career at PricewaterhouseCoopers LLP. Ms. Forbes Lieberman holds an MBA from Kellogg School of Management, Northwestern University, and a BS
Accountancy from the University of Illinois.
Ms. Forbes Lieberman’s qualifications to serve as a director include her extensive executive leadership and financial and managerial experience. Her service as
Chief Executive Officer, Chief Operating Officer and Chief Financial Officer for
global manufacturing, distribution, retail and automotive companies make her a valuable asset to our Board, and has provided her with a wealth of knowledge in dealing with corporate strategy, operations, finance, M&A, organization culture, crisis management, risk management, change management, communications, compensation, and corporate governance matters. In addition, her financial expertise, including experience in public and financial accounting matters, compensation plans, financings, logistics, and business strategy, provide valuable insight to our Board.
Pamela Forbes
Lieberman
Director
Age 72
Director Since 2007
Mr. McClymont has served as Co-Chair of the Strategic Planning Committee since May 2022 and as a director of the Company since February 2017. Mr.
McClymont also serves as the Chief Financial Officer of Hagerty, Inc. since
September 2022. Prior to joining Hagerty, Mr. McClymont served as Chief
Financial Officer of Orchard Technologies, Inc. from June 2021 to September
2022, Executive Vice President and Chief Financial Officer of IMAX Corporation
from 2016 to May 2021, as well as Executive Vice President and Chief Financial
Officer of Sotheby’s and as a Partner and Managing Director of Goldman, Sachs
& Co., where he was a member of the Investment Banking Division. Mr.
McClymont holds an MBA from The Amos Tuck School, Dartmouth College and a BS, with distinction, from Cornell University.
Mr. McClymont’s qualifications to serve as a director include his expertise in investment banking, financial, and corporate strategy matters. His executive and leadership experience, including as Chief Financial Officer at various corporations and as a Managing Director of a prominent investment banking firm, provide the
Board with valuable insight in the areas of accounting, tax, treasury, finance, investor relations, international strategy, operations, securities, and risk management. His extensive knowledge in these areas, and his familiarity with the automotive industry, both domestically and abroad, make him a valuable member to our Board.
Patrick S. McClymont
Director
Age 56
Director Since 2017

Mr. McDonnell has served as Chair of the Nominating and Corporate Governance
Committee since May 2022 and as a director of the Company since October 2012.
Mr. McDonnell also serves as the President of the University of Maine at
Farmington. In addition, Mr. McDonnell previously served as a Professor of
Public Policy and Management at the University of Southern Maine’s Edmund S.
Muskie School of Public Service, where he lectured on organizational leadership, crisis and risk management, and argumentation, advocacy, and governance, among other subjects, and as a Founding Director, Faculty Fellow and member of the board of the University of Southern Maine’s Confucius Institute. Mr.
McDonnell previously served in several leadership positions in the academic and private sectors including: (i) Provost and Vice President of Academic Affairs and
as Dean of the College of Management and Human Service, each position at the
University of Southern Maine; (ii) Interim Dean of the College of Business at
Stony Brook University; (iii) President and Chief Executive Officer of the New
York International Commerce Group, Inc., which provides services for companies doing business in China; and (iv) Senior Vice President at the Long Island
Lighting Company, a large gas and electric utility company. Mr. McDonnell holds an Executive Program Certificate from Harvard Business School, a PhD in
Communications from the University of Southern California, and an MA and BA from Stony Brook University.
Mr. McDonnell’s qualifications to serve as a director include his significant experience in academia teaching and publishing articles on business administration, strategy, workforce development, crisis and risk management, and the development of management-level personnel, as well as his various leadership positions at foreign and domestic companies. Mr. McDonnell also has significant experience in sustainability matters leading a multi-million dollar initiative at the
University of Maine at Farmington to increase energy efficiency and eliminate the use of fossil fuels on campus. Additionally, Mr. McDonnell has extensive knowledge of Chinese business and culture having lectured, published articles, and developed academic programs focused on China for more than twenty years, including founding a Confucius Institute at the University of Southern Maine. His
research on the globalization and digitization of the economy, and complex trade relationships among the United States, Europe and China provide a unique perspective in these areas and enhance the Board’s understanding of the risks the
Company faces due to its global operations.
Joseph W. McDonnell
Director
Age 74
Director Since 2012

Pamela S. Puryear, PhD, has served as Chair of the Compensation and
Management Development Committee since May 2023 and as a director of the
Company since December 2021. Previously, Dr. Puryear served as a director of
SpartanNash Company, NextGen Healthcare, Inc., and Rockley Photonics
Holdings Limited. Dr. Puryear is a business executive with 35 years of global experience in financial services, consulting, healthcare and retail. From 2009 to
2021, Dr. Puryear held several executive leadership roles, including: (i) Executive
Vice President, Global Chief Human Resources Officer at Walgreens Boots
Alliance; (ii) Senior Vice President, Chief Human Resources Officer at Zimmer
Biomet; (iii) Senior Vice President, Chief Talent Officer at Pfizer Inc.; and (iv)
Vice President, Organizational Development and Chief Talent Officer at Hospira
Inc. Prior to these roles, Dr. Puryear led an independent organizational development consulting practice for 12 years working globally and across industry sectors, including consumer products, financial services, healthcare, professional services and insurance. Dr. Puryear also spent her first 10 years post-MBA in financial services in the real estate investment advisor industry. Her success in these positions has earned her recognition as a business and human capital thought leader and various honors, including the 2021 “Elite 100” by Diversity Woman
Magazine, which recognizes black women executives who lead and innovate complex transformations in corporate America. Dr. Puryear was also inducted into the Executive Leadership Council (ELC), the preeminent member organization for
Black Executives, in 2019. In 2023, Dr. Puryear was recognized by WomenInc.
Magazine as one of its 2023 Most Influential Women Corporate Board Directors.
Dr. Puryear holds a Ph.D. degree in organizational psychology from California
School of Professional Psychology, an MBA degree from the Harvard Business
School, and a BA degree in psychology with a concentration in organizational behavior from Yale University. Dr. Puryear is a recognized business and human capital thought leader, currently serving as a member of the Advisory Board,
Human Capital Center at The Conference Board, a research think tank that delivers business insights to 1,000 public and private organizations in 60 countries.
Dr. Puryear’s qualifications to serve as a director include her track record of success in executive leadership positions across various global industries, and driving value creation through her expertise in human capital management, organizational development, operational excellence and innovation. Additionally,
Dr. Puryear has demonstrated knowledge and leadership with respect to environmental, social and governance issues, which will provide valuable insight and assist the Company in enhancing our corporate social responsibility strategies.
Pamela S. Puryear, Ph.D.
Director
Age 62
Director Since 2021

Emeritus Directors of the Board of Directors
Our Board of Directors may invite former members of the Board to serve from time to time as emeritus directors so that it may continue to receive their advice and counsel on matters before the Board. Emeritus directors provide advisory services and may be invited to attend meetings of the Board. However, emeritus directors do not have any voting rights, are not counted for quorum purposes, and shall not be considered a director for any purpose. Emeritus directors may receive, at the discretion of the Board, compensation for their advisory services, reimbursement for meeting travel expenses, and coverage under our medical, dental and vision insurance plans. Arthur S. Sills, Peter J. Sills, and Lawrence I. Sills currently serve as emeritus directors.
PROPOSAL NO. 2
RATIFICATION OF THE APPOINTMENT OF KPMG LLP
Our Board of Directors recommends you vote “FOR” the ratification of KPMG as the Company’s independent registered public accounting firm.
The Audit Committee of our Board of Directors plans to appoint KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the 2026 fiscal year. Although the Company is not required to seek shareholder approval of this appointment, the Board believes it to be sound corporate governance to do so and is asking shareholders to ratify the appointment of KPMG. If the appointment is not ratified, the Audit Committee will investigate the reasons for shareholder rejection and will reconsider the appointment.
Representatives of KPMG are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.
Audit and Non-Audit Fees
The following table presents fees for professional services rendered by KPMG in the fiscal years ended December
31, 2025 and 2024.

	2025	2024
Audit fees(1)	$2,999,550	$2,860,550
Audit-related fees(2)	66,400	30,600
Tax fees(3)	697,700	222,000
All other fees	—	—
Total	$3,763,650	$3,113,150
_______________________________________________________
(1)Audit fees for 2024 were updated to include non-recurring services that had been pre-approved by the Audit
Committee in accordance with its pre-approval policies and procedures, but not previously reported due to the timing of the Company’s receipt of invoices for such services.
(2)Audit-related fees consisted principally of fees for services related to social security obligations in Mexico.
(3)Tax fees consisted principally of fees for services related to U.S. and international tax return preparation services, tax consulting, transfer pricing and tax compliance.
In accordance with its charter, the Audit Committee approves the audit and non-audit services to be provided by the Company’s independent auditors. All of the fees paid to the Company’s independent auditors described above were for services pre-approved by the Audit Committee in accordance with its pre-approval policies and procedures.

PROPOSAL NO. 3
ADVISORY VOTE ON THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS
Our Board of Directors recommends you vote “FOR” the approval of the non-binding, advisory resolution approving the compensation of our named executive officers.
At our Annual Meeting, our shareholders will have the opportunity to vote, on an advisory (non-binding) basis, to approve the compensation of our named executive officers, as disclosed in this Proxy Statement (referred to as a “say-on-
pay” vote). The say-on-pay vote is being provided pursuant to Section 14A of the Securities Exchange Act of 1934. The
say-on-pay vote is an advisory vote that is not binding on the Company or the Board of Directors; however, the Board values the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions.
Our executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive the Company’s strategic direction and achieve annual and long-term performance goals necessary to create shareholder value. We avoid the use of highly leveraged incentives that may encourage overly risky, short-term behavior on the part of executives. We believe that our executive compensation program is reasonable, competitive and focused on pay for performance principles, as described more fully in the “Compensation Discussion and Analysis”
section, beginning on page 23 of this Proxy Statement.
Our Compensation Committee establishes, recommends and governs all of the compensation and benefits policies and actions for the Company’s named executive officers. We utilize a combination of base pay, annual incentives and long-
term incentives. While we have generally targeted base pay to be at or near the median range, and each other component of executive compensation to be at or near the median range of similar-type compensation for our peer group, actual compensation of our named executive officers varies depending upon the achievement of pre-established performance goals. The annual cash incentive award is based on the achievement of both company-level financial performance and management performance, or management by objective goals (“MBO”). Actual award payouts may range from 0% to
200% of the target award amount, depending upon the level of achievement. Through stock ownership requirements and equity incentives, we also align the interests of our executives with those of our shareholders and the Company’s long-term interests. Our executive compensation policies have enabled us to attract and retain talented and experienced executives and have benefited the Company over time. We believe that the fiscal year 2025 compensation of each of our named executive officers was reasonable and appropriate, and aligned with the Company’s fiscal year 2025 results and achievement of the objectives of our executive compensation program.
The Company also has several governance policies in place to align executive compensation with shareholder interests and mitigate risks in its plans. These programs include our Stock Ownership Guidelines (including a mandatory post-vesting holding period, as described in the “Stock Ownership Guidelines” section on page 32), limited perquisites, use of tally sheets, and a clawback policy.
For the reasons discussed above, the Board of Directors unanimously recommends that shareholders vote in favor of the following non-binding resolution:
“RESOLVED, that the shareholders hereby APPROVE, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement for the 2026 Annual
Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation
Discussion and Analysis, compensation tables and the accompanying narrative discussion.”
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of the Company’s Common
Stock as of April 10, 2026 by:
•each person who is known to the Company to be the beneficial owner of more than five percent of the
Company’s Common Stock;
•each director and nominee for director of the Company;
•each executive officer named in the Summary Compensation Table below; and
•all directors and executive officers as a group.

Name and Address	Amount and Nature of Beneficial Ownership (1)		Percentage of Class
BlackRock, Inc.	3,156,059	(2)	13.6%
55 East 52nd Street
New York, NY 10055
The Vanguard Group	1,655,886	(3)	7.2%
100 Vanguard Blvd.
Malvern, PA 19355
Dimensional Fund Advisors LP	1,492,360	(4)	6.4%
Palisades West, Bldg. One
6300 Bee Cave Road
Austin, TX 78746
GAMCO Investors, Inc.	1,363,940	(5)	5.9%
One Corporate Center
Rye, NY 10580
Eric P. Sills	642,423	(6)	*
James J. Burke	92,180		*
Carmine J. Broccole	85,658		*
Dale Burks	71,792		*
Pamela Forbes Lieberman	56,636		*
Nathan R. Iles	45,853		*
Joseph W. McDonnell	36,177		*
Alisa C. Norris	29,477		*
Patrick S. McClymont	27,598		*
Alejandro C. Capparelli	14,794		*
Pamela S. Puryear	13,566		*
Directors and Officers as a group (16 persons)	1,222,546		5.3%
_______________________________________________________
*Represents beneficial ownership of less than one percent of the outstanding shares of Common Stock.
(1)Applicable percentage of ownership is calculated by dividing (a) the total number of shares beneficially owned by the shareholder by (b) 23,154,792 which is the number shares of Common Stock outstanding as of April 10, 2026.
Beneficial ownership is calculated based on the requirements of the Securities and Exchange Commission
(“SEC”). Except as indicated in the footnotes to this table, the shareholder named in the table has sole voting power and sole investment power with respect to the shares set forth opposite such shareholder’s name. Unless otherwise indicated, the address of each individual listed in the table is c/o Standard Motor Products, Inc., 37-18
Northern Blvd., Long Island City, New York 11101.
(2)The information for BlackRock, Inc. and certain of its affiliates (“BlackRock”) is based solely on an amendment to its Schedule 13G filed with the SEC on April 28, 2025, wherein BlackRock states that it beneficially owns an aggregate of 3,156,059 shares of our Common Stock; BlackRock states that it has sole voting power for 3,116,720 shares, shared voting power for 0 shares, sole investment power for 3,156,059 shares and shared investment power for 0 shares.
(3)The information for The Vanguard Group, Inc. (“Vanguard”) is based solely on an amendment to its Schedule
13G filed with the SEC on January 31, 2025, wherein Vanguard states that it beneficially owns an aggregate of
1,655,886 shares of our Common Stock; Vanguard states that it has sole voting power for 0 shares, shared voting power for 37,391 shares, sole investment power for 1,599,008 shares and shared investment power for 56,878 shares. However, on a subsequent amendment to its Schedule 13G filed with the SEC on March 27, 2026,
Vanguard reported that, due to an internal realignment, it no longer has, or is deemed to have, beneficial ownership of our Common Stock. Vanguard also reported that certain subsidiaries or business divisions of
Vanguard that formerly had, or were deemed to have, beneficial ownership with Vanguard will report beneficial ownership separately (on a disaggregated basis) from Vanguard.
(4)The information for Dimensional Fund Advisors LP and certain of its affiliates (“Dimensional”) is based solely on an amendment to its Schedule 13G filed with the SEC on February 4, 2024, wherein Dimensional states that it beneficially owns an aggregate of 1,492,360 shares of our Common Stock; Dimensional states that it has sole voting power for 1,466,761 shares, shared voting power for 0 shares, sole investment power for 1,492,360 shares, and shared investment power for 0 shares.
(5)Each of the following reporting persons discloses in its Schedule 13D filed with the SEC on April 17, 2025, that it beneficially owns the following shares: GAMCO Investors, Inc. et. al.: 127 shares, Gabelli Funds, LLC: 328,800 shares, GAMCO Asset Management, Inc.: 881,760, Gabelli Foundation, Inc.: 10,500 shares, Keeley-Teton
Advisors, LLC: 108,653 shares, MJG Associates, Inc.: 1,000 shares, Teton Advisors, Inc.: 32,500 shares, and Mr.
Mario J. Gabelli: 600 shares. Each reporting person also discloses that it has sole voting power and sole investment power for the shares reported for it, except that (i) GAMCO Asset Management does not have the authority to vote 15,300 of the reported shares, (ii) Gabelli Funds’ sole voting power and sole investment power with respect to the shares held by certain funds is subject to certain exceptions described therein, (iii) at any time, the proxy voting committee of each such fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under certain circumstances, and (iv) the power of Mr. Gabelli,
Associated Capital Group, Inc., GAMCO Investors, Inc., and GGCP, Inc. is indirect with respect to shares beneficially owned directly by other reporting persons.
(6)Includes 191,094 shares of Common Stock held in a trust, of which Mr. Sills is trustee and his children are beneficiaries. Mr. Sills disclaims beneficial ownership of the shares.
CORPORATE GOVERNANCE
The Company’s Board of Directors has adopted policies and procedures that the Board believes are in the best interests of the Company and its shareholders as well as compliant with the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC, and the listing standards of the New York Stock Exchange. In particular:
•The Board has adopted Corporate Governance Guidelines;
•The Board has appointed a Presiding Independent Director, who is independent under the New York
Stock Exchange standards and applicable SEC rules;
•A majority of the Board and all members of the Audit Committee, Compensation and Management
Development Committee, and Nominating and Corporate Governance Committee are independent under the New York Stock Exchange standards and applicable SEC rules;
•The Board has adopted charters for each of the Committees of the Board and the Presiding Independent
Director;
•The Company’s Corporate Governance Guidelines provide that the independent directors meet at each
Board in executive session without management and that the Presiding Independent Director chairs the executive sessions;
•Interested parties are able to make their concerns known to non-management directors or the Audit
Committee by e-mail or by mail (see “Communications to the Board” section on page 18);
•The Company has a Corporate Code of Ethics that applies to all Company employees, officers and directors, and a Whistleblower Policy with a dedicated website and toll-free helpline that is operated by an independent third party and is available to any employee, supplier, customer, shareholder or other interested third party; and
•The Company has established Stock Ownership Guidelines, with post-vesting holding periods, that apply to its independent directors and executive officers.

Certain information relating to corporate governance matters can be viewed at smpcorp.com under “Our Company
– Governance – Charters & Policies.” Copies of the Company’s (1) Corporate Governance Guidelines, (2) charters for the
Audit Committee, Compensation and Management Development Committee, Nominating and Corporate Governance
Committee, Strategic Planning Committee, and the Presiding Independent Director, and (3) Corporate Code of Ethics and
Whistleblower Policy are available on the Company’s website. Copies will also be provided to any shareholder free of charge upon written request to Carmine J. Broccole, Secretary of the Company, at 37-18 Northern Blvd., Long Island City,
NY 11101 or via email at financial@smpcorp.com.
Meetings of the Board of Directors and its Committees
In 2025, the total number of meetings of the Board of Directors, including regularly scheduled and special meetings, was eight. All of our directors attended at least 75% of the total number of meetings of the Board and the
Committees on which they served during 2025. The Company requires all Board members to attend its Annual Meeting of
Shareholders. All directors were present at the 2025 Annual Meeting of Shareholders held on May 15, 2025.
The Board currently has four standing committees. The table below lists each committee, its composition and current chair. Each committee is comprised only of our independent directors.

Name	Audit Committee	Compensation and Management Development Committee	Nominating and Corporate Governance Committee	Strategic Planning Committee
Eric P. Sills	─	─	─	─
Alisa C. Norris	Member	Member	Member	Member
James J. Burke	─	─	─	─
Alejandro C. Capparelli	Member	Member	Member	Co-Chair
Pamela Forbes Lieberman	Chair	Member	Member	Member
Patrick S. McClymont	Member	Member	Member	Co-Chair
Joseph W. McDonnell	Member	Member	Chair	Member
Pamela S. Puryear	Member	Chair	Member	Member
Audit Committee
The Audit Committee is responsible for: (1) recommending to the Board of Directors the engagement of the independent auditors of the Company; (2) reviewing with the independent auditors the scope and results of the Company’s audits; (3) reviewing with the independent auditors all critical accounting policies and practices to be used in the
Company’s audits; (4) pre-approving the professional services furnished by the independent auditors to the Company; (5)
reviewing the independent auditors’ management letter with comments on the Company’s internal accounting control; (6)
reviewing management policies relating to enterprise risk assessment and risk management; and (7) overseeing the adequacy and effectiveness of the Company’s internal controls, policies and procedures regarding cybersecurity, information security and data protection, artificial intelligence and compliance with applicable laws and regulations concerning privacy. The Audit Committee held four meetings in 2025.
The Board of Directors has determined that each Audit Committee member is financially literate and independent.
In addition, the Board has determined that at least one member of the Audit Committee meets the New York Stock
Exchange standard of having accounting or related financial management expertise. The Board has also determined that
Pamela Forbes Lieberman (the Audit Committee’s Chair), Patrick S. McClymont and Dr. Pamela S. Puryear meet the
SEC’s criteria for an “audit committee financial expert.”
Compensation and Management Development Committee (“Compensation Committee”)
The Compensation Committee’s functions are to: (1) approve the compensation packages of the Company’s executive officers; (2) administer the Company’s equity-based incentive plans and other benefit plans; (3) oversee management’s assessment of the Company’s overall compensation policies and practices, including compensation-related risk assessments and the Company’s Clawback Policy and Stock Ownership Guidelines; (4) review the performance, training, recruitment and retention, and development of Company management in achieving corporate goals and objectives,

including culture and engagement objectives; (5) oversee the Company’s management succession planning; and (6) oversee the Company’s significant public disclosures, strategies and policies relating to human capital management.  The
Compensation Committee is committed to ensuring that the Company’s management actively seeks a wide variety of candidates when considering new hires and promotions for all positions, from entry-level to senior leadership, by taking into consideration many factors, including but not limited to: personal and professional integrity; ethics and values;
experience in corporate management, such as serving as an executive officer or former executive officer of a publicly held company; experience relevant to the Company’s industry; background and perspective; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; collaborative nature and support of the Company’s mission, vision, values and culture; and any other relevant background information, qualifications, attributes or skills. The Compensation Committee held five meetings in 2025.
The Compensation Committee has the exclusive authority and responsibility to determine all aspects of executive compensation packages. The Compensation Committee may, at its discretion, solicit the input of our Chief Executive
Officer, or any independent consultant or advisor in satisfying its responsibilities. The Compensation Committee may also, at its discretion, form and delegate authority to subcommittees, or it may delegate authority to one or more designated members of the Board or to our executive officers.
Nominating and Corporate Governance Committee (“Governance Committee”)
The Governance Committee assists the Board in discharging and performing its duties and responsibilities with respect to corporate governance, including:
•the identification and recommendation of individuals qualified to become or continue as directors, including through succession planning to ensure selection from a pool of candidates with a mix of professional experience, qualifications, skills and background and perspective;
•the continuous improvement in corporate governance policies and practices;
•the annual assessment of the performance of the Board and each of its committees through questionnaires and one-on-one assessments with individual members of the Board;
•the recommendation of members for each committee of the Board, as well as the Chairs of such committees;
•the compensation arrangements for members of the Board; and
•overseeing the Company’s commitment to sustainability matters.
The Governance Committee held three meetings in 2025. The Governance Committee has the exclusive authority and responsibility to review and recommend to the Board all aspects of director compensation. The Governance Committee may solicit, in its discretion, the input of an independent consultant or advisor in satisfying its responsibilities.
Qualifications for consideration as a director nominee vary according to the particular areas of expertise being sought to complement and enhance the existing board composition. In recommending candidates for election to the Board, the Governance Committee considers nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. The Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees.
In making nominations, the Governance Committee seeks candidates who possess: (1) the highest level of integrity and ethical character; (2) a strong personal and professional reputation; (3) sound judgment; (4) financial literacy;
(5) independence; (6) significant experience and proven superior performance in professional endeavors; (7) an appreciation for Board and team performance; (8) the commitment to devote the time necessary for Board activities; (9)
skills in areas that will benefit the Board; and (10) the ability to make a long-term commitment to serve on the Board.
The Governance Committee reviews each candidate’s qualifications to determine whether the candidate possesses the specific qualities and skills that are desired in members of the Board, taking into account many factors, including but not limited to, professional experience; ethics and values; independence; skills; and background and perspective.
Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Governance Committee recommends the candidate for consideration by the Board. The Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
In the case of an annual meeting, shareholders may nominate director candidates by complying with the procedures set forth in our By-Laws and with Rule 14a-19 as promulgated by the Securities and Exchange Commission.
These procedures require that the Secretary of the Company receive written notice of the nomination and the information stated in our By-Laws not later than 90 days, nor earlier than 120 days, prior to the first anniversary of the preceding annual meeting. Recommendations and nominations must be addressed to: Carmine J. Broccole, Secretary of the Company, at 37-18 Northern Blvd., Long Island City, NY 11101.
Strategic Planning Committee
The Strategic Planning Committee’s functions are to assist the Board in discharging and performing its oversight role regarding the Company’s long-term strategic planning and to give guidance to management in creating the Company’s long-term strategic plans. The Strategic Planning Committee held two meetings in 2025.
In fulfilling its role, the Strategic Planning Committee shall, among other things, (1) assist in the development, adoption, and modification of the Company’s current and future strategy, including our long-term strategies to address industry trends impacted by climate-related issues; (2) review and assess external developments and other factors affecting the markets in which the Company competes and their impact on the Company’s strategy; (3) review and assess the
Company’s core competencies with regard to expanding their implementation in attractive markets beyond the automobile aftermarket; and (4) review and advise the Board and management on corporate development and growth initiatives, including acquisitions, joint ventures and strategic alliances.
Board Leadership Structure
The business of the Company is managed under the direction of the Board of Directors of the Company in the interest of the shareholders. Our corporate governance policies and practices provide that the roles of Chairman and Chief
Executive Officer may be either separate or combined, and our Board exercises its discretion in combining or separating these positions as it deems appropriate in the best interests of our Company. The Board considers various factors when determining the appropriate leadership structure that will allow the Board to effectively carry out its responsibilities and best represent our shareholders’ interests, including our corporate goals and objectives, risk oversight and management processes, operating performance and financial results, our corporate governance practices, and the advantages and disadvantages of alternative leadership structures. Our Board may also designate a “Presiding Independent Director”, who shall have the responsibilities set forth in our Corporate Governance Guidelines and our Presiding Independent Director
Charter.
Our Chairman provides leadership to the Board, leads discussions of strategic issues for the Company, and works with the Board to define its structure and activities in fulfillment of its responsibilities. Our Presiding Independent Director serves as the principal liaison between the Chairman and the independent directors and presides at all meetings of the
Board at which the Chairman is not present, including executive sessions of the independent directors. The Presiding
Independent Director has the authority to call meetings of the independent directors and retain outside counsel and other advisors to the extent necessary in the conduct of her duties and responsibilities. The Presiding Independent Director is expected to provide independent oversight of management, while fostering a cohesive Board that cooperates with the
Chairman and Chief Executive Officer towards the ultimate goal of creating shareholder value. The Presiding Independent
Director is approved by a majority vote of the independent directors of the Board every year. As of the date of this Proxy
Statement, Eric P. Sills serves as our Chairman of the Board, Chief Executive Officer and President, and Alisa C. Norris
serves as Presiding Independent Director. Our Corporate Governance Guidelines and the charter of the Presiding
Independent Director can be viewed at smpcorp.com under “Our Company – Governance – Charters & Policies.”
Eric P. Sills has served as Chairman of the Board since May 2023, as a Director and our Chief Executive Officer
since March 2016, as our President since February 2015 and in various senior leadership positions across our company over the course of his 30-plus year career. We believe that combining the roles of Chairman and CEO is appropriate and in the best interest of the Company at this time because it more fully utilizes the strong leadership qualities of Mr. Sills, provides clarity regarding our business goals and objectives, and ensures alignment in the execution of our business strategy. We believe the resulting effect empowers our employees and senior leadership to perform at their best, promoting effective decision-making, reinforcing accountability, and improving our ability to respond quickly to changing business conditions.

The Board’s Annual Self-Evaluation
The Board of Directors conducts a self-evaluation on an annual basis that is designed to enhance the overall effectiveness of the Board and each of its committees. The evaluation covers the processes, structure, culture and performance of the Board and each of its committees, and the experience, qualifications, attributes and skills of the individual members of the Board. Information is gathered for evaluation through the use of a comprehensive written questionnaire distributed annually, and one-on-one assessments between the Presiding Independent Director and each director periodically over the course of the year. The evaluation process is overseen by the Presiding Independent Director and the Chair of the Governance Committee, who review the results of the evaluation with our independent directors in executive sessions at meetings of the Board. In addition, the Board may engage an independent consultant in connection with its self-evaluation process. We believe that the Board’s annual self-evaluation reflects good corporate governance, and has strengthened our Board, each of its committees and individual director performance over time.
The Board’s Role in Risk Oversight
Our Board oversees an enterprise-wide approach to risk management. The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the
Company. In addition, the Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports to enable it to understand our risk identification, risk management and risk mitigation strategies as well as to consider what level of risk is appropriate for the Company.
The involvement of the Board in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.
As part of its risk oversight function, the Board reviews risk throughout the business, focusing on financial risk, legal/
compliance risk and operational/strategic risk, as well as sustainability, culture and engagement matters.
While the Board has the ultimate oversight responsibility for the risk management process, the committees of the
Board also play an active role in risk oversight. In particular, the Audit Committee oversees  financial risks, any ethical or related party transactions related to our executives, and internal controls (such as the Company’s Whistleblower Hotline).
Additionally, the Audit Committee  receives an annual risk assessment report from the Company’s internal auditors. The
Audit Committee also oversees the adequacy and effectiveness of our policies and procedures regarding cybersecurity, information security and data protection, and compliance with applicable laws and regulations concerning privacy. On a quarterly basis, and more frequently as circumstances warrant, our Chief Information Officer briefs the Audit Committee on our cybersecurity risks, our strategies for preventing, detecting, responding to and mitigating such risks (including the effectiveness of our incident response procedures), and our information security controls and related matters.
In addition to setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior that is consistent with the Company’s business strategy. The Compensation Committee also oversees and administers the Company’s policies and practices related to its equity-based incentive plans, such as the
Company’s Clawback Policy and Stock Ownership Guidelines. The Governance Committee and the Strategic Planning
Committee also oversee business risks as they pertain to each committee’s duties, for example sustainability and growth initiatives, respectively.
Communications to the Board
Shareholders and other interested parties may communicate with the Board or individual directors, including the
Presiding Independent Director, pursuant to the procedures established by the Governance Committee from time to time.
Correspondence intended for the Board or an individual director should be sent to the attention of the Secretary of the
Company at 37-18 Northern Blvd., Long Island City, NY 11101, who will forward it to the members of the Governance
Committee. The Governance Committee will have the discretion to distribute only such correspondence to the Board or individual members of the Board that the Governance Committee determines in good faith has a valid business purpose or is otherwise appropriate for the Board or individual member thereof to receive.
Code of Ethics and Sustainability
Our Company was founded in 1919 on the values of integrity, common decency and respect for others. These values continue to this day and are embodied in our Code of Ethics, which has been adopted by the Board of Directors of the Company to promote honest and ethical conduct, and propagate a culture of compliance from the top down.

These values also serve as the foundation for our continuous focus on sustainability initiatives, and in particular, our commitment to environmental stewardship and our efforts to identify and implement practices that reduce our impact while achieving our business goals; our commitment to culture and engagement, and employee development, retention, health and safety; and our commitment to community engagement. We believe that these initiatives, and the integration of a sustainable approach to our business, will provide long-term value to our Company and its stakeholders, including the communities within which we operate.
In our core automotive aftermarket business, we believe our product offering supports the proliferation of environmentally friendly vehicles in several important ways. Our professional grade automotive parts are used to maintain, service and repair vehicles, replacing failed components that are necessary for vehicles to operate safely and efficiently, and extending the service life of vehicles on the road. We also offer several key product categories that are critical components in automotive systems designed to improve fuel economy and reduce harmful emissions, such as fuel injectors, exhaust gas recirculation valves, sensors and tubes, and evaporative emission control system components. We bring to market alternative energy products, which utilize cleaner burning fuels or are designed for electric or hybrid electric vehicles and we remanufacture key categories within our product portfolio, such as air conditioning compressors, diesel injectors and diesel pumps, through processes that save energy and reduce waste.
Our Corporate Code of Ethics is available at smpcorp.com under “Our Company – Governance – Charters &
Policies.” You may also learn more about our sustainability initiatives in our most current Corporate Sustainability Report and on our corporate website at smpcorp.com under “Our Company – SMP Sustainability” and at smpcares.smpcorp.com.
Our Code of Ethics and the information in our Corporate Sustainability Report and on our corporate websites are referenced for general information only and are not incorporated by reference in this Proxy Statement.
Prohibition on Hedging or Pledging of Company Stock
All directors and employees, including officers, are expressly prohibited from hedging or engaging in any derivative transactions, such as “cashless” collars, forward contracts or equity swaps, to offset any decrease in the market value of the Company’s Common Stock. All directors and employees, including officers, are also expressly prohibited from pledging their shares of Common Stock.
Director Independence
The Board has affirmatively determined that each member of the Board and its committees, other than Eric P. Sills and James J. Burke, is independent. The Board made such determination based upon the definitions and criteria established by the New York Stock Exchange and the SEC for independent board members. In that regard, the Board considered whether any director has, or has had in the most recent three years, any material relationships with the Company, including any affiliation with our independent auditors. In assessing independence, the Board considers all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with the Company, the Board considers the issue not just from the standpoint of the director, but also from that of the persons or organizations with which the director has an affiliation or family relationship.
Director Compensation
The following table sets forth the compensation paid by the Company to our non-employee directors in 2025.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation (3)	Total
Alisa C. Norris	$120,000	$105,623	$—	$225,623
Alejandro C. Capparelli	110,000	105,623	—	215,623
Pamela Forbes Lieberman	115,000	105,623	21,991	242,614
Patrick S. McClymont	110,000	105,623	—	215,623
Joseph W. McDonnell	110,000	105,623	—	215,623
Pamela S. Puryear	110,000	105,623	—	215,623
(1)Represents (a) the annual cash retainer paid to each director, and (b) the annual retainer paid to each Chair of our Board Committees and to our Presiding Independent Director.

(2)Represents the grant date fair value of shares of restricted stock granted to each non-employee director.
The grant date fair value of stock awards is computed in accordance with ASC Topic 718. For a discussion of the valuation assumptions, see Note 14 to our consolidated financial statements included in our Annual
Report on Form 10-K for the year ended December 31, 2025.
The number of shares of Common Stock covered by outstanding (unvested) stock awards held by each non-
employee director at December 31, 2025 are set forth below:

Name	Outstanding (Unvested) Restricted Stock Awards
Alisa C. Norris	4,230
Alejandro C. Capparelli	4,230
Pamela Forbes Lieberman	4,230
Patrick McClymont	4,230
Joseph W. McDonnell	4,230
Pamela S. Puryear	4,230
No directors held option awards outstanding at December 31, 2025.
(3)Represents the applicable COBRA premiums for medical, dental and vision insurance plan coverage provided to any director less contributions paid by such director.
For 2025, non-employee directors received an annual cash retainer of $95,000 and a restricted stock award of shares of Common Stock equal in value to $125,000, based on the fair market value of the Company’s Common Stock as of the date of the award. The cash retainer is typically paid in equal installments on a quarterly basis, and may be paid in full or in part in Company Common Stock at the discretion of the director. The Presiding Independent Director and the
Chair of each committee of the Board also receive an additional annual cash retainer for their services. The annual retainer earned by the Presiding Independent Director (Alisa C. Norris) was $25,000; the annual retainer earned by the Chair of the
Audit Committee (Pamela Forbes Lieberman) was $20,000; and the annual retainer earned by each Chair or Co-chair of the
Governance Committee (Joseph W. McDonnell), Compensation Committee (Pamela S. Puryear), and Strategic Planning
Committee (Alejandro C. Capparelli and Patrick S. McClymont) was $15,000. The restricted stock award is typically paid on the date of the annual meeting of shareholders.
The restricted stock award issued to our non-employee directors in May 2025 had a grant date fair market value of
$24.97 per share, for a total of $105,623. These amounts are included in the “Stock Awards” column in the Director
Compensation table above. The restricted stock awards granted to our non-employee directors vest one year after the grant date, so long as the director remains continuously in office. In the event of a merger of the Company or sale of all or substantially all of the Company’s assets, vesting of all of the shares of restricted stock will accelerate, and such shares will become fully vested. In the event of a non-employee director’s death or disability, all of the shares of restricted stock will accelerate and become vested in full. Non-employee directors were also eligible to receive other types of awards under our
2025 Omnibus Plan, but such awards were discretionary.
Eric P. Sills, our Chairman of the Board, Chief Executive Officer and President, and James J. Burke, our Chief
Operating Officer, received no compensation in 2025 for their service as directors (see the Summary Compensation Table for disclosure regarding Eric Sills’ and James Burke’s executive officer compensation).
Policy on Poison Pills
The Company does not have a poison pill and is not presently considering the adoption of such a device. If the
Company were ever to adopt a shareholder rights agreement, the Company would seek prior shareholder approval, unless due to time constraints or other reasons, the Board, in the exercise of its fiduciary responsibilities, determines that it would be in the best interests of shareholders to adopt a shareholder rights agreement before obtaining shareholder approval. If the
Board were ever to adopt a shareholder rights agreement without prior shareholder approval, the Board would submit such agreement to shareholders for ratification within one year.

Compensation Committee Interlocks and Insider Participation
All members of the Compensation Committee during 2025 were independent directors, and no member was an employee or former employee of the Company. During 2025, no executive officer of the Company served on the compensation committee (or equivalent) or the board of directors of another entity whose executive officers served on the
Company’s Compensation Committee or Board of Directors.
MANAGEMENT INFORMATION
All of our officers are appointed by our Board of Directors. The biographies of Eric P. Sills and James J. Burke are presented in connection with “Proposal No. 1 – Election of Directors”, beginning on page 4 of this Proxy Statement.
The following table sets forth the biographies of our other officers as of the date of this Proxy Statement:

Dale Burks Chief Commercial Officer & Executive Vice President Age 66
Mr. Burks has served as our Chief Commercial Officer and Executive Vice President
since March 2016. Prior to his current appointment, Mr. Burks has served as our Vice
President Global Sales and Marketing from 2013 to 2016, our Vice President
Corporate Sales and Marketing from 2011 to 2013, our Vice President Temperature
Control Division from 2006 to 2011, our General Manager – Temperature Control
Division from 2003 to 2006, and in various capacities throughout our Company from
1984 to 2003, including as our Director – Sales & Marketing, Regional Manager and
Territory Manager. Mr. Burks has completed Executive Education programs at Ross
School of Business, University of Michigan, and Kellogg School of Management,
Northwestern University, and holds a B.S. from Oregon State University.

Nathan R. Iles Chief Financial Officer Age 49
Mr. Iles has served as our Chief Financial Officer since September 2019. Prior to his appointment as our Chief Financial Officer, Mr. Iles served as Vice President and
Chief Financial Officer at UCI International Holdings, Inc. (“UCI”) from  2016 to
2019, Chief Financial Officer of UCI’s ASC/Airtex Performance Pumps business from
2015 to 2016, and Vice President Corporate Finance of UCI-FRAM Auto Brands from
2011 to 2015. Mr. Iles has also held finance and accounting positions at Sears
Holdings Corporation and Deloitte & Touche. Mr. Iles holds an M.B.A. from the
University of Chicago Booth School of Business, and a B.B.A. from Eastern Kentucky
University. Mr. Iles is a Certified Public Accountant.

Carmine J. Broccole Chief Legal Officer & Secretary Age 60
Mr. Broccole has served as our Chief Legal Officer since September 2021 and as our
Secretary since 2006. Prior to his current appointment, Mr. Broccole served as our
Senior Vice President General Counsel from  2016 to  2021, our Vice President
General Counsel from 2006 to 2016, and our General Counsel from 2004 to 2006.
Prior to such time, Mr. Broccole was a Partner of Kelley Drye & Warren LLP. Mr.
Broccole holds a J.D. from Stanford Law School and a B.A. from Cornell University, and is a member of the Bars of New York and California.

Ray Nicholas Chief Information Officer & Vice President Information Technology Age 62
Mr. Nicholas has served as our Chief Information Officer since 2013 and as our Vice
President Information Technology since 2006. From 1990 to 2006, Mr. Nicholas served as the Manager and Director of Information Systems for our Temperature
Control Division. Mr. Nicholas completed the Automotive Aftermarket Professional program at University of the Aftermarket, Northwood University, and an Executive
Education program at University of Virginia, Darden School of Business, and holds a
B.S. from Northeast Louisiana University.

Victoria T. Ringwood Chief Human Resources Officer Age 57
Ms. Ringwood has served as our Chief Human Resources Officer since January 2026.
Prior to her appointment as our Chief Human Resources Officer, Ms. Ringwood served as Konica Minolta Business Solutions U.S., Inc.'s  Chief Human Resources Officer
from 2021 to 2025, and as its Senior Vice President, Human Resources from 2018 to
2021. Prior to that, she held senior human resources leadership roles at Samsung
Electronics from 2016 to 2018 and at Tyco International from 2004 to 2015. Ms.
Ringwood began her career at Honeywell International as a member of its Human
Resources Leadership Development Program. Ms. Ringwood holds a Master’s degree in Human Resource Management from Rutgers School of Management and Labor
Relations and a Bachelor’s degree in Sociology from the University of Connecticut.
She is certified in Six Sigma and Change Management practices.

Thomas Besson Chief Transformation Officer Age 53
Mr. Thomas Besson has served as our Chief Transformation Officer since January
2026. Prior to his appointment as our Chief Transformation Officer, Mr. Besson held various senior leadership positions at Honeywell Aerospace Technologies from 2021 to 2025, Nissan Motor Corporation from 2003 to 2021 with a secondment role in
Mitsubishi Motors Corporation from 2017 to 2019. Prior to such time, Mr. Besson began his career at Booz Allen Hamilton and held various positions from Senior
Consultant to Senior Associate. Mr. Besson holds a Master of Science, Materials
Science from the Massachusetts Institute of Technology, and a BS in Physics from
Haverford College.

Esther Parker Chief Accounting Officer Age 50
Ms. Parker has served as our Chief Accounting Officer since April 2024. Prior to her appointment as our Chief Accounting Officer, Ms. Parker served in various controllership leadership positions at PepsiCo, Inc. from 2018 to April 2024 and
General Electric Company from 2011 to 2018. Prior to such time, Ms. Parker began her career at KPMG in the United Kingdom, and later joined PriceWaterhouseCoopers
LLP in the New York City region, where she held the position of Senior Manager. Ms.
Parker holds a BA from the University of Durham, United Kingdom. She is a Certified
Public Accountant, and a Chartered Accountant in England & Wales.

Erin Pawlish Treasurer Age 50
Ms. Pawlish has served as our Treasurer since 2015. Prior to her appointment as our
Treasurer, Ms. Pawlish served as our Financial Director from 2013 to 2015, and as a
Senior Manager at KPMG LLP from  1998 to 2012. Ms. Pawlish holds a B.B.A. from
Pace University. Ms. Pawlish is also a Certified Public Accountant.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
This section of our Proxy Statement describes the material components of our compensation program for our
“named executive officers.” Under SEC rules, our named executive officers for fiscal year 2025 were:

Eric P. Sills Chairman of the Board, Chief Executive Officer & President	Nathan R. Iles Chief Financial Officer

James J. Burke Chief Operating Officer	Carmine J. Broccole Chief Legal Officer & Secretary

Dale Burks Chief Commercial Officer & Executive Vice President
In this section, we also discuss: (a) our business strategy; (b) our financial results for fiscal year 2025 and its impact on the compensation awarded to our named executive officers; (c) the primary responsibilities of our Compensation
Committee; (d) our executive compensation philosophy and the objectives of our executive compensation program; (e) the process followed by our Compensation Committee in arriving at specific compensation policies and decisions; (f) the components of our compensation package and the reasons that we provide each component; and (g) the factors considered by our Compensation Committee in arriving at its compensation decisions for 2025.
The Compensation Committee is comprised exclusively of independent directors. In performing its duties, the
Compensation Committee may solicit the input of our Chief Executive Officer or any independent consultant or advisor.
Business Strategy and Summary of 2025 Financial Results
Our core strategy is to be a leading global supplier of parts and services to diverse end markets for the vehicles of yesterday, today and tomorrow, while leveraging our heritage of integrity and respect for all of our stakeholders.
In the Automotive Aftermarket, we strive to be the best full-line, full-service supplier of premium Vehicle Control and Temperature Control products. In our Engineered Solutions segment, we seek to leverage our extensive portfolio of adaptable products and strategically positioned global network of resources to deliver custom-engineered solutions for vehicle control and thermal management categories to the diversified end markets we supply.
The Compensation Committee selects management performance objectives (or MBO goals) for the annual cash incentive awards of our named executive officers that are designed to implement our strategy. The MBO goals for fiscal year 2025 focused on growth by expanding the product portfolios of our Automotive Aftermarket segments; cost saving initiatives related to procurement and cost synergies related to our acquisition of Nissens Automotive; and the execution of our product category strategies.
In determining the total compensation paid to our named executive officers in 2025, the Compensation Committee considered the Company’s financial results, in addition to the achievement of the initiatives discussed above. Our net sales for 2025 were $1,791.2 million, an increase of $327.3 million, compared to net sales of $1,463.8 million in 2024, and our earnings from continuing operations for 2025 were $79.0 million or $3.52 per diluted share, compared to $53.6 million or
$2.41 per diluted share for 2024. As discussed further below under the heading “Compensation Actions for 2025 and
2026”, we believe the compensation of our named executive officers for 2025 was reasonable and appropriate, and aligned with the Company’s financial and business results in 2025.

2025 Executive Compensation Actions
Our Compensation Committee made the following executive compensation decisions for fiscal year 2025 after taking into account, among other factors, our business strategy, financial, organization and management goals, and the compensation practices of our peer group:
•The base salaries of our named executive officers for 2025 were maintained at existing levels to appropriately balance the elements of our executive compensation program among base salary, short-
term incentives and long-term incentives.
•The incentive based compensation programs were designed to utilize a balanced mix of profitability, cash flow and strategic metrics.
•The short-term incentive compensation program was based on Company financial performance, weighted 80%, and management performance, weighted 20% compared to 70% financial performance and 30% management performance in fiscal year 2024.
Company financial performance for 2025 was measured based on two components: (1) year-over-year improvement in our basic earnings per share, adjusted for significant, non-recurring and non-operational gains or losses (“Adjusted EPS”), weighted 75%; and (2) the conversion of operating cash flows to net income, adjusted for significant, non-reoccurring and non-operational gains or losses (“Adjusted Free
Cash Flow Conversion”), weighted 25%. The Company’s financial performance resulted in the achievement of this portion of the short-term incentive compensation award at a rate of 141.7% of the target award amount.
Management by objective (“MBO”) goals for 2025 were designed to motivate the successful execution of the Company’s business strategy. Management’s performance against these MBO goals is determined by formula using quantified data against an achievement scale or by decision of the Compensation
Committee with documented support. Management’s performance resulted in the achievement of this portion of the short-term incentive compensation award at a rate of 170.0% of the target award amount.
•The long-term incentive compensation program utilized restricted stock (standard awards and long-term retention awards) and performance share awards, and granted awards to our named executive officers that were consistent with our compensation philosophy and the Compensation Committee’s assessment of benchmark compensation data and individual performance and responsibilities.
The achievement of the performance share awards will be based on two components: (1) the Company’s average return on invested capital over the three-year measuring period of the award (“Return on
Invested Capital”), weighted 67%; and (ii) the Company’s average year-over-year improvement in organic sales over the three-year measuring period of the award (“Organic Sales Growth”), weighted
33%.
We believe that our executive compensation program is reasonable, competitive and aligns with our pay for performance principles. In particular, we believe that our compensation program is designed to reward our executives for their achievement of both short- and long-term performance goals that effectively carry out the Company’s business strategy and result in the creation of shareholder value.
We utilize equity incentives and stock ownership requirements to align the interests of our executives with those of our shareholders and the long-term interests of the Company. We have not engaged in any of the most frequently criticized pay practices such as re-pricing of stock options or SARs without shareholder approval, excessive perquisites or tax gross-ups, or agreements with change-in-control provisions unreasonably favorable to our executives. Our executive compensation policies have enabled the Company to attract and retain talented and experienced executives and have benefited the Company over time.

Say-on-Pay Vote
At our 2025 Annual Meeting, our shareholders had the opportunity to vote, on an advisory (non-binding) basis, to approve the compensation paid to our named executive officers in 2024 (referred to as a “say-on-pay” vote). Our say-on-
pay proposal was approved by approximately 96% of the votes cast. The Compensation Committee views this result as confirmation that our compensation program, including our emphasis on pay-for-performance, is structured and designed in alignment with shareholder interests.
Because our shareholders expressed a preference for an annual say-on-pay vote, our shareholders have the opportunity at our 2026 Annual Meeting to vote on a non-binding, advisory basis, to approve the compensation paid to our named executive officers in 2025.
Primary Responsibilities of our Compensation Committee
Our Compensation Committee is responsible for the following functions, among others described more fully under the heading “Compensation and Management Development Committee” above:
•reviewing the overall goals, policies, objectives and structure of our executive compensation and benefit programs and assessing whether any of the components thereof (i) do not encourage unreasonable risk taking, and (ii) promote the creation of long-term value to the Company;
•approving the corporate goals and objectives relevant to the compensation packages of the Company’s
Chief Executive Officer and our other executive officers and evaluating executive performance in light of those goals;
•overseeing the Company’s workforce development, talent retention, management, and culture and engagement policies and practices;
•administering our short- and long-term incentive programs; and
•reviewing the Company’s succession planning, organizational structure and development strategies for the CEO and other key executive positions of the Company.
Compensation Philosophy and Primary Objectives
Philosophy. The Compensation Committee is responsible for establishing and reviewing the overall compensation philosophy of the Company. The Compensation Committee believes that the compensation paid to executives should be structured to provide our executives with meaningful rewards, while maintaining alignment with shareholder interests, corporate values and management’s strategic initiatives.
In accordance with this philosophy, the Compensation Committee believes that the executive compensation program should consist of a mix of base salary, short-term incentive compensation, long-term incentive compensation (that may include cash or equity components, in the Compensation Committee’s discretion), perquisites and other benefits.
The Compensation Committee uses its judgment and discretion in establishing compensation and avoids the use of highly leveraged incentives that may drive overly risky short-term behavior on the part of executives. Our equity programs, combined with our executive share ownership requirements (including post-vest holding periods), reward long-term stock performance. In particular, our contingent performance share awards, which vest only at the end of a three-year performance period, reward longer-term financial and operating performance.
Objectives. The Compensation Committee generally considers the following objectives in establishing compensation programs and setting pay levels:
•providing the Company with the ability to attract, motivate and retain exceptional talent whose abilities and leadership skills are critical to the Company’s long-term success;

•maintaining a significant portion of each executive’s total compensation at risk, tied to achievement of short-term and long-term strategic, financial, organizational and management performance goals, that are intended to improve shareholder return;
•providing variable compensation incentives directly linked to the performance of the Company and improvement in shareholder return so that executives manage from the perspective of owners with an equity stake in the Company;
•ensuring that our executives hold Company Common Stock to align their interests with the interests of our shareholders; and
•ensuring that compensation and benefit programs are both fair and competitive in consideration of each executive’s level of responsibility and contribution to the Company and reflect the size and financial resources of the Company in order to maintain long-term viability.
Compensation Process
How We Set Compensation. On an annual basis, the Compensation Committee reviews and approves the compensation of our named executive officers, including the amounts of salary, cash incentive awards and equity-based compensation provided to each executive. In determining total executive compensation packages, the Compensation
Committee generally considers various measures of Company and industry performance including revenue, operating income, cash flow, return on invested capital, sales growth, gross margin and total shareholder return. The Compensation
Committee does not assign these performance measures relative weights. The Compensation Committee considers these performance measures as key indicators of Company performance and exercises its business judgment in determining compensation after considering all of these measures, collectively, as well as taking into account the market data and peer group information discussed below.
The Compensation Committee also evaluates the total compensation of each executive, and each element of compensation separately, to ensure that it will be effective in motivating, retaining and incentivizing the executive. The
Compensation Committee’s evaluation takes into consideration, among other factors, each executive’s individual performance, both in general and against specific goals and targets established for the executive, and the desire to maintain internal pay equity and consistency among our executives.
Market Data, Peer Comparisons & Independent Consultants. In establishing total compensation for our executives, the Compensation Committee reviews the practices of specific peer group companies to compare the
Company’s compensation programs with other manufacturing companies of comparable size and stature. Our Chief
Executive Officer and other members of management provide input on the selection of the peer group companies, and the
Compensation Committee makes the final determination of which companies to include. Executive compensation information for the market data and peer group companies is compiled by management from proxy statements and other public filings, as well as surveys and other databases to which we subscribe.
Our Compensation Committee believes that peer group comparison is a useful tool because it is a reflection of the market in which we compete for talent and provides credibility for our compensation programs with both our employees and our shareholders. The Compensation Committee also reviews this information for context and a frame of reference for decision-making; but it is not the sole source of information on which executive compensation is determined. Other factors such as internal equity, individual and business performance, and the perceived degree of alignment between the job duties of our executive with the job description to which his or her compensation is being compared are also considered.
Additionally, the Compensation Committee may, from time to time, engage an independent consultant to assess the Company’s executive compensation program. In 2025, the Compensation Committee engaged Frederic W. Cook &
Co., Inc., an independent compensation consulting firm, to assess the Company’s overall executive compensation design and program.
Role of Management. The Compensation Committee seeks and considers input from senior management in many of its decisions. Annually, our Chief Executive Officer reviews with the Compensation Committee annual salary, short-
term incentive compensation program targets and long-term incentive compensation program compensation for each of our executives (excluding our CEO). In addition, following the end of each fiscal year, our Chief Executive Officer evaluates each executive officer’s performance for the prior fiscal year (other than his own performance) and discusses the results of his evaluations with the Compensation Committee. Other executive officers assist in the evaluations for those officers reporting to them. In addition to considering an individual’s attainment of the business goals and objectives established for him or her by the Compensation Committee for the prior year, the Chief Executive Officer’s evaluations of each executive officer’s performance may be based in part upon subjective factors, including the Chief Executive Officer’s evaluations of the contributions made by the executive officer to the Company’s overall results and achievement of its strategic goals.
These evaluations include consideration of the level of responsibility of each executive officer and the percentage of total
Company revenue and/or expense that each individual officer is responsible for, where applicable. The Chief Executive
Officer then makes specific recommendations to the Compensation Committee for adjustments of base salary and incentive plan targets as part of the compensation package for each executive officer (other than himself) for the next fiscal year.
The Compensation Committee reviews the performance of the Chief Executive Officer and determines the compensation for all executive officers for the next fiscal year, considering the recommendations from the Chief Executive
Officer, as well as the market data and peer group information described above and any other information available to it that it considers relevant. The Compensation Committee discusses the recommendations of the Chief Executive Officer in executive session without any members of management present and may modify the Chief Executive Officer’s recommendations when approving final compensation packages.
Tally Sheets. When reviewing executive compensation, the Compensation Committee has historically reviewed management-provided materials which highlight the base salary, target cash incentive award, and actual cash incentive award to each of our executive officers for prior fiscal years. The Compensation Committee uses this information to review compensation trends, to compare increases or decreases year over year, and to ensure that compensation decisions are made with a view to the total compensation package awarded to each executive officer over time. No specific weight is assigned by the Compensation Committee to the tally sheets or any specific items which may appear on such tally sheets.
Risk Management Considerations. The Compensation Committee structures our short-term and long-term incentive compensation programs, as highlighted below, to promote the creation of long-term value and discourage behavior that may lead to excessive risk:
•The Company’s short-term incentive compensation program (as more fully described under “Elements of Compensation – Short-Term Incentive Compensation Program” below) is based in part on Company financial performance, designed to align executive compensation to year-over-year improvements in corporate performance and increases in shareholder value. This portion of the cash incentive award is structured such that, year-over-year improvements that are favorable for our shareholders, are also made favorable for our executives whose compensation is based on the achievement of those improvements. In addition, an executive’s actual award is capped on an annual basis at 200% of the applicable target, no matter how much financial performance exceeds the range established for the award, thereby limiting the incentive for excessive risk-taking. In addition, since these awards are based on overall corporate performance, rather than individual performance, the ability of an individual executive to increase his own compensation through excessive risk taking is constrained.
•The portion of the target cash incentive award that is based on Company financial performance represents 80% of an executive’s total target cash incentive award in any year. Management performance, or MBO bonuses (as more fully described under “Elements of Compensation – Short-Term
Incentive Compensation Program” below), which are based upon the achievement of management goals and objectives, and thus are more susceptible to individual risk taking, represent only 20% of an executive’s total target cash incentive award, thus reducing the incentive for any executive to take excessive risks.
•The measures used to determine whether performance share awards vest are based on at least three years of financial performance. The Compensation Committee believes that the longer performance period encourages executives to attain sustained performance over several years, rather than performance in a single annual period.
•Restricted stock awards generally vest over a three year or longer period and an executive must hold any vested restricted stock (except long-term retention awards) for an additional two-year period following vesting pursuant to the terms of our Stock Ownership Guidelines, thereby encouraging executives to look to long-term appreciation in equity values.

Elements of Compensation
Base Salary. The Compensation Committee generally reviews base salaries for executive officers at the beginning of each fiscal year. Annual salary is based upon an evaluation of each individual’s performance, an executive’s level of pay compared to that for similar positions at peer group companies, the responsibilities of the position, the experience of the individual, internal pay equity considerations, and Company performance. Base salaries may also be adjusted at the time of a promotion, upon a change in level of responsibilities, or when competitive circumstances may require review.
We believe that our base salaries are an important element of our executive compensation program because they provide our executives with a steady income stream that is not contingent upon our overall performance or shareholder return. We believe that maintaining base salary amounts within a competitive range of our peer group, while reflecting the individual performance and responsibilities of our executives, minimizes competitive disadvantage.
Short-term Incentive Compensation Program. The Company’s short-term incentive compensation program utilizes annual cash incentive awards to reward executive officers based on the Company’s financial performance and the executive’s achievement of specific management performance objectives (or MBO goals). Our short-term incentive compensation program is designed to more immediately reward our executives for their performance during the most recent year. We believe that the immediacy of these cash awards, in contrast to our equity awards which vest over a three year or longer period of time, provide a significant incentive to our executives to achieve their respective management objectives and, thus, our company-level objectives. We believe our cash awards are an important motivating factor for our executives, in addition to being a significant factor in attracting and retaining our executives.
Our cash incentive awards utilize a target that is a percentage of each executive officer’s total cash compensation for the fiscal year. The target is set at levels that are approximately 32% - 50% of an executive’s expected total cash compensation for the year. The target is set at a level which, assuming achievement of 100% of the applicable target amount, the Compensation Committee believes is likely to result in an annual cash award within competitive market range for target cash awards in the market. Actual awards may be higher or lower, however, based upon the degree of performance achievement.
Company Financial Performance. The Company uses performance measures designed to closely align executive compensation to year-over-year improvements in corporate performance and increases in shareholder value. For 2025, the
Compensation Committee increased the target Company financial performance award from 70% to 80% of an executive’s total target cash incentive award for the applicable year to appropriately align this reward with the successful integration of the Company’s acquisition of Nissens and execution of its other 2025 strategic transformation initiatives. Moreover, the
Compensation Committee selected two financial performance measures to determine the achievement of this award: (1) the year-over-year improvement in our basic earnings per share, adjusted for significant, non-reoccurring and non-operational gains or losses (“Adjusted EPS”), weighted 75%; and (2) the conversion of operating cash flows to net income, adjusted for significant, non-reoccurring and non-operational gains or losses (“Adjusted Free Cash Flow Conversion”), weighted 25%.
In addition, to promote longer-term shareholder value and to keep part of an executive’s cash incentive award at risk, the award is capped on an annual basis at 200% of the applicable target.
Management Performance. At the beginning of each year, the Compensation Committee reviews and approves a detailed set of MBO goals for our executives, which are initially prepared by management and generally aligned with the
Company’s strategic goals. The Compensation Committee determines, in its discretion, with the input of the Chief
Executive Officer, the level of achievement of each MBO goal by our executives during the prior year and the percentage of the target MBO award earned by such executives. The target MBO award represents 20% of an executive’s total target cash incentive award for the applicable year.
Long-Term Incentive Compensation Program. As part of the Company’s long-term incentive compensation program, the Compensation Committee grants equity awards to the Company’s executive officers. We believe that equity awards provide our executive officers with a strong link to our long-term performance goals, create an ownership culture, and closely align the interests of our executive officers and our shareholders. In addition, the vesting feature of our equity awards is designed to aid officer retention because this feature provides an incentive to our executive officers to remain in our employ throughout the vesting period, which is typically three years or longer for the award to fully vest. In determining the size and type of equity awards granted to our executive officers in 2025, the Compensation Committee awarded different amounts to our named executive officers in recognition of their differing responsibilities. The specific amounts awarded were based on recommendations of management, but the Compensation Committee had discretion to award different amounts. The Compensation Committee may also consider our company-level performance, the applicable executive officer’s performance, the amount of equity previously awarded to the applicable executive officer, the vesting of such prior awards, and the recommendations of management and any other advisor that the Compensation Committee may choose to consult.
Our primary form of equity compensation consists of restricted stock awards and performance share awards. We believe that these awards provide a motivating form of incentive compensation, while permitting us to issue fewer shares than stock options. Because shares of restricted stock have a defined value at the time the restricted stock awards are issued, restricted stock awards are often perceived as having more immediate value than stock options, which have a value less easily determinable when issued. In addition, we provide performance shares to our executive officers because we believe that their contributions to the Company have a direct relationship to the achievement of the Company’s strategic goals.
We grant our executive officers two types of restricted stock (standard awards and long-term retention awards)
and performance shares generally once per year at a regularly scheduled meeting of the Board. Each award is based on a set dollar value approved by the Compensation Committee annually. The actual number of shares awarded is determined by dividing the set dollar value of the award by the volume-weighted average price (“VWAP”) of the Company’s Common
Stock for the twenty-day period ended on the grant date of the award. Our 2025 Omnibus Plan also permits us to grant incentive and nonqualified stock options, stock appreciation rights, restricted stock units, performance share units, and other stock-based awards to our officers, directors, employees and consultants. However, our Compensation Committee currently intends to grant only restricted stock and restricted stock units, and performance share and performance share units under our 2025 Omnibus Plan.
The standard restricted stock awards issued to our executive officers in 2025 vest ratably over a three year-vesting period in equal annual installments. The long-term retention restricted stock awards issued to our executive officers in 2025 are subject to incremental vesting periods based upon the participant reaching the age of 60 (25% vests), 63 (25% vests)
and 65 (balance vests). If an executive officer ceases employment before the end of any vesting period, he or she forfeits the entire unvested portion of the restricted stock award, except that vesting of the award would accelerate in the event of death, disability, involuntary termination without cause, a change in control (subject to certain exceptions), or, with respect to standard awards, retirement if the awardee is 65 or more years of age (subject to certain exceptions). Grants of long-term retention restricted stock awards to participants over the age of 65 are subject to a one-year vesting period.
We also issued performance share awards to our executive officers in 2025. The actual number of performance shares that will ultimately be issued to an executive may be higher or lower, depending upon the level of achievement of the applicable performance goals. A new performance period begins each January 1 and ends three years later on
December 31. As a result, up to three performance periods may overlap in any given year. The Compensation Committee selected the Company’s Return on Invested Capital, weighted 67%, and Organic Sales Growth, weighted 33%, as the applicable performance measures for the 2025 performance share awards. The Compensation Committee believes that improvement in these metrics is a key strategic focus for the Company.
The performance share awards are subject to a three-year vesting period. If an officer ceases to be an employee of the Company before the end of the vesting period, the entire performance share award is forfeited, except that, in the event of death, disability or change of control, the vesting of the award would accelerate and be deemed to be earned at 100% of the target value, and, in the event of retirement where the awardee is or would become prior to vesting 65 or more years of age (subject to certain exceptions), the award would continue to be earned and paid on the original vesting date based on the Company’s actual performance.
It is our policy to ensure that we do not grant equity awards in connection with the release, or the withholding, of material non-public information, and that the grant value of all equity awards is equal to the fair market value on the date of grant.
Defined Contribution Plan. The Company has established a defined contribution Supplemental Executive
Retirement Plan (SERP) for our executive officers (and other eligible employees). The purpose of this plan is to enable the executive officers to supplement their benefits under the Company’s Profit Sharing 401(K) Capital Accumulation Plan as
well as to provide a means whereby certain amounts payable by the Company to our executive officers may be deferred.
Eligible employees may irrevocably elect to defer receipt of a portion of their annual base salary and annual bonus payments earned in that plan year up to a maximum of 50% of their annual base salary and 100% of their annual bonus payments. In addition, the Company generally makes an annual cash contribution into the SERP on behalf of each participant.
Defined Benefit Pension Plan. The Company maintains a defined benefit unfunded Supplemental Executive
Retirement Plan. The benefits under this plan are in addition to any benefits payable to participants under the Company’s
Profit Sharing 401(K) Capital Accumulation Plan and the defined contribution SERP. As of the date of this Proxy
Statement, there are no participants in the defined benefit Supplement Executive Retirement Plan.
ESOP. Our executive officers are eligible to receive Company Common Stock pursuant to our Employee Stock
Ownership Plan, which is available for all eligible employees. This stock grant plan gives our executives an opportunity to share directly in the growth of the Company through stock ownership. The Company’s stock contributions for a particular calendar year are made in the first quarter of such year. Under the plan, each participant is subject to a six-year vesting schedule.
Compensation Actions for 2025 and 2026
In determining executive compensation for 2025, our Compensation Committee evaluated and made its determinations in the context of the Company’s 2024 financial and business performance and the business conditions of the automotive aftermarket generally at the time. The Compensation Committee also took into consideration each executive’s performance of their respective prior year’s MBO objectives and the Company’s ability to continue to make changes and introduce strategic initiatives critical to positioning the Company for future long-term growth.
The Compensation Committee also used the following companies for peer group comparisons in setting 2025 compensation:

Aebi Schmidt Group (f/k/a The Shyft Group, Inc.)	Dorman Products, Inc.	Methode Electronics, Inc.
Astec Industries, Inc.	Enpro Inc.	Motorcar Parts of America, Inc.
Atmus Filtration Technologies Inc.	Fox Factory Holding	Park-Ohio Holdings Corp.
Columbus McKinnon Corporation	Gentherm Incorporated	Stoneridge, Inc.
Cooper-Standard Holdings Inc.	Helios Technologies, Inc.	VSE Corporation
CTS Corp.	Kimball Electronics, Inc.
Base Salary. The base salaries of our named executive officers for 2025 were maintained at existing levels to appropriately balance the elements of our executive compensation program among base salary, short-term incentives and long-term incentives. No changes were made to base salaries for 2026.
Annual Cash Incentive Awards. The Company’s short-term incentive compensation program is based on
Company financial performance, weighted 80%, and management performance, weighted 20%.
With respect to Company financial performance, the Compensation Committee selected the year-over-year improvement in our Adjusted EPS and our Adjusted Free Cash Flow Conversion as the relevant performance measures for
2025. Based on the year-over-year improvement in our Adjusted EPS and our Adjusted Free Cash Flow Conversion, the
Compensation Committee determined that our named executive officers achieved this portion of the short-term incentive compensation award at a rate of 141.7% of the target award amount for 2025.
With respect to management performance, the Compensation Committee established MBO goals for our named executive officers in 2025 that focused on growth by expanding the product portfolios of our Automotive Aftermarket segments; cost saving initiatives related to procurement and cost synergies related to our acquisition of Nissens
Automotive; and the execution of our product category strategies. In February 2026, the Compensation Committee determined that our named executive officers had successfully attained their MBO goals, and as a result, achieved this portion of the short-term incentive compensation award at a rate of 170.0% of the target award amount for 2025.
The total amount of all cash incentive awards earned in 2025 is reflected in the Summary Compensation Table.
For further discussion of this performance measure, see “Elements of Compensation–Short-term Incentive Compensation
Program” above.

Restricted Stock Awards. In 2025, the Compensation Committee granted a standard restricted stock award of shares of Common Stock equal in value to: (a) $131,250, or 3,298 shares to Eric P. Sills, our Chairman of the Board, Chief
Executive Officer and President; (b) $80,000, or 2,011 shares to James J. Burke, our Chief Operating Officer, and Dale
Burks, our Chief Commercial Officer; and (d) $250,000, or 6,282 shares to Nathan R. Iles, our Chief Financial Officer.
These restricted stock awards vest ratably over a three year-vesting period in equal annual installments.
In addition, in 2025 the Compensation Committee granted a long-term retention restricted stock award of shares of Common Stock equal in value to $100,000, or 2,513 shares to each of Dale Burks, Nathan R. Iles and Carmine J.
Broccole. These awards vest in increments when the executive reaches the ages of 60 (25% vests), 63 (25% vests) and 65
(balance vests), respectively. The Compensation Committee granted these restricted stock awards as a long-term retention tool and to incentivize executive performance through a long-term capital accumulation award. For all restricted stock awards, the number shares was determined by dividing the dollar value of the award by the trailing 20-day VWAP of
Company Common Stock at the grant date of the award.
Performance Share Awards. In 2025, the Compensation Committee also granted a performance share award of shares of Common Stock having a target value equal to: (a) $393,750, or 9,894 shares to Eric P. Sills; (b) $130,000, or
3,267 shares to James J. Burke; (c) $120,000, or 3,016 shares to Dale Burks; (d) $250,000, or 6,282 shares to Nathan R.
Iles; and (e) $35,000, or 880 shares to Carmine J. Broccole. The actual number of performance shares earned may vary from 0% to 200% of the target value, depending upon the level of achievement of the performance goals for the three-year measurement period. For all performance share awards, the number shares was determined by dividing the dollar value of the award by the trailing 20-day VWAP of Company Common Stock at the grant date of the award.
In order for a named executive officer to earn the performance shares awarded in 2025, the Company’s average
Return on Invested Capital and average Organic Sales Growth over the three-year measuring period from January 1, 2025 to December 31, 2027 must exceed certain thresholds. If performance falls between the threshold and the target or between the target and the maximum performance goals specified in the award, the percentage of the award earned will be interpolated from 0% to 200% depending upon the level of achievement.
In 2023, performance shares were awarded to each of our named executive officers. In order for our executives to earn the performance shares awarded in 2023, the Company needed to achieve earnings from continuing operations before taxes, excluding special items, on a cumulative basis for the three-year measuring period from January 1, 2023 to
December 31, 2025, of approximately $231.4 million (i.e., the threshold performance goal) or more, with a maximum award resulting from achievement of earnings from continuing operations of approximately $347 million or more during the measurement period. The Company exceeded the threshold performance goal during the three-year measuring period, resulting in the achievement of performance shares at 50.7% of the target value. These shares will be issued in November
2026, subject to time-based vesting conditions and the other terms of the awards.
In 2022, performance shares were awarded to each of our named executive officers. In order for our executives to earn the performance shares awarded in 2022, the Company needed to achieve earnings from continuing operations before taxes, excluding special items, on a cumulative basis for the three-year measuring period from January 1, 2022 to
December 31, 2024, of approximately $287.4 million (i.e., the threshold performance goal) or more, with a maximum award resulting from achievement of earnings from continuing operations of approximately $431 million or more during the measurement period. The Company exceeded the threshold performance goal during the three-year measuring period, resulting in the achievement of performance shares at approximately 51% of the target. These shares were issued in
November 2025 and are reported in the Stock Vested for 2025 table below.
Clawback Policy
In October 2023, the Board of Directors adopted an amendment to the Company’s Clawback Policy, following the
New York Stock Exchange’s release of its final listing standards in accordance with Rule 10D-1 of the Securities Exchange
Act. The Clawback Policy provides that, in the event of an accounting restatement due to the Company’s material noncompliance with any financial reporting requirements under the securities laws, the Compensation Committee shall recover from all current and former executive officers, any incentive-based compensation that would not otherwise have been received by such persons based on the restated results during the three years preceding the date the Company is required to prepare the restatement.

Insider Trading Policy
We adopted an Insider Trading Policy that governs the purchase, sale, and other dispositions of the Company’s securities by the Company and its directors, officers and employees. The policy includes prohibitions on trading while in possession of material nonpublic information, restrictions on hedging and pledging Company securities, and blackout periods for directors, executive officers and certain other designated employees, among other safeguards designed to promote compliance with insider trading laws, rules and regulations. Our Insider Trading Policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Stock Ownership Guidelines
To align directly the interests of executive officers with the interests of our shareholders, we established Stock
Ownership Guidelines for our executive officers. Our Stock Ownership Guidelines provide that executive officers are expected to own and hold a number of shares of Company Common Stock with a value that represents: (a) 600 percent of the base salary, with respect to our Chief Executive Officer, (b) 100 percent of their base salary, with respect to our Chief
Operating Officer, Chief Commercial Officer and Chief Financial Officer, (c) 50 percent of their base salary, with respect to our Chief Legal Officer and Chief Human Resources Officer, and (d) 30 percent of their base salary, with respect to each of our other executive officers of the Company. Stock ownership levels are expected to be achieved by each executive officer within a period of time determined at the discretion of the Compensation Committee.
Our Stock Ownership Guidelines also include a mandatory stock holding period policy which requires our executive officers to hold for a period of two years any stock acquired by them upon the exercise of stock options or lapse of restrictions on restricted stock or performance shares, net of the funds necessary to pay the exercise price of stock options or for payment of applicable taxes. The mandatory stock holding period does not apply to long-term retention restricted stock awards.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material
Nonpublic Information
In accordance with Item 402(x) of Regulation S-K, we are providing information regarding our policies and practices related to the grant of certain equity awards close in time to the release of material non-public information. As discussed in more detail under “Elements of Compensation - Long-Term Incentive Compensation Program” above, the
Company’s 2025 Omnibus Plan permits us to grant incentive and nonqualified stock options, stock appreciation rights, restricted stock units, and other stock-based awards to our officers, directors, employees and other eligible persons.
However, our Compensation Committee currently intends to grant only restricted stock and restricted stock units, and performance share and performance share units under our 2025 Omnibus Plan. In 2025, the Company did not grant stock options or stock appreciation rights to any named executive officer.
Termination-Based Compensation
In December 2001, we entered into a change in control or severance agreement with James J. Burke, our Chief
Operating Officer. Neither our Chief Executive Officer nor any of our other executive officers has a change in control or severance agreement. As discussed in more detail under “Severance and Change of Control Arrangements” below, Mr.
Burke is entitled to severance payments and continued health and life insurance coverage for a limited period of time, among other benefits, upon the termination of his employment pursuant to his Severance Compensation Agreement.
The Compensation Committee may adopt and maintain such agreements where it believes the arrangement will protect the interests of senior executives when a potential change of control could affect their job security. Since the agreements mitigate any concern these executive officers may have in connection with a termination of their employment by us, or a potential loss of employment as a result of a change in control, they promote the interests of shareholders by assuring that these executive officers focus on evaluating opportunities that are in our best interests, without concentrating on individual personal interests.
In addition, as discussed in more detail under “Severance and Change of Control Arrangements” below, our executive officers are eligible to receive termination-related benefits under the Company’s Supplemental Executive
Retirement Plan. Our 2006 Omnibus Incentive Plan, Amended and Restated 2016 Omnibus Incentive Plan, and 2025
Omnibus Incentive Plan also contain provisions that would accelerate the vesting of restricted stock upon certain events,

including a change of control of the Company. We believe these severance and change of control benefits are an essential element of our executive compensation package and assist us in recruiting and retaining talented individuals.
Limitations on Tax Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code generally limits our ability to claim a tax deduction for individual compensation paid to our executive officers that exceeds $1 million in any taxable year. In approving the amount and form of compensation for the Company’s executive officers, the Compensation Committee considers the potential impact of
Section 162(m), in addition to those factors discussed more fully in our “Compensation Discussion and Analysis” section above, under the heading “Compensation Philosophy and Primary Objectives”.
Perquisites and Other Benefits
We provide our executive officers certain perquisites and other benefits. We provide these benefits as an additional incentive for our executives and to remain competitive in the general marketplace for executive talent. The primary perquisite for our executive officers is an allowance for leasing an automobile and reimbursement of related expenses. In addition, our executives are also offered broad-based benefits that are provided to all employees, including health insurance, life and disability insurance, accidental death and dismemberment insurance, Profit Sharing 401(K)
Capital Accumulation Plan, and ESOP.
Cautionary Statement
The information appearing in this Compensation Discussion and Analysis, and elsewhere in this Proxy Statement, as to performance metrics, objectives and targets relates only to incentives established for the purpose of motivating executives to achieve results that will help to enhance shareholder value. This information is not related to the Company’s expectations of future financial performance, and should not be mistaken for or correlated with any guidance that may be issued by the Company regarding its future earnings, free cash flow or other financial measures.

REPORT OF THE COMPENSATION AND
MANAGEMENT DEVELOPMENT COMMITTEE
The Compensation Committee of the Board of Directors has reviewed and discussed with management the
Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the
Compensation Committee recommended that the Board of Directors include the Compensation Discussion and Analysis in this Proxy Statement and that it be incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Compensation and Management Development Committee

Pamela S. Puryear, Ph.D. (Chair)	Patrick S. McClymont
Alejandro C. Capparelli	Joseph W. McDonnell
Pamela Forbes Lieberman	Alisa C. Norris
EXECUTIVE COMPENSATION AND RELATED INFORMATION
The following table sets forth the annual compensation paid by the Company during fiscal years 2025, 2024 and
2023 to our “named executive officers.” Under SEC rules, our named executive officers were: Eric P. Sills, Chairman of the Board, Chief Executive Officer & President; James J. Burke, Chief Operating Officer; Dale Burks, Chief Commercial
Officer & Executive Vice President; Nathan R. Iles, Chief Financial Officer; and Carmine J. Broccole, Chief Legal Officer
& Secretary.
Summary Compensation Table for 2025

Name and Principal Position	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Eric P. Sills	2025	$742,000	$405,390	$1,088,843	$103,498	$2,339,731
Chairman of the Board,	2024	742,000	119,787	611,183	95,067	1,568,037
Chief Executive Officer &	2023	720,000	100,200	219,006	117,272	1,156,478
President

James J. Burke	2025	$728,000	$162,193	$683,658	$92,711	$1,666,562
Chief Operating Officer	2024	728,000	119,787	599,604	86,444	1,533,835
	2023	705,000	100,200	215,197	107,889	1,128,286

Dale Burks	2025	$599,000	$234,217	$562,014	$79,148	$1,474,379
Chief Commercial Officer &	2024	599,000	176,183	492,916	72,772	1,340,871
Executive Vice President	2023	582,000	150,040	176,157	89,189	997,386

Nathan R. Iles	2025	$576,000	$465,829	$540,325	$87,457	$1,669,611
Chief Financial Officer	2024	576,000	176,183	473,894	71,415	1,297,492
	2023	558,000	150,040	169,968	90,800	968,808

Carmine J. Broccole	2025	$550,000	$106,780	$370,737	$62,993	$1,090,510
Chief Legal Officer &	2024	550,000	146,248	325,156	60,737	1,082,141
Secretary	2023	533,000	124,990	116,645	73,524	848,159
_______________________________________________________
(1)The amounts in this column represent the grant date fair value of stock awards in the applicable year computed in accordance with ASC Topic 718 for restricted stock awards and performance share awards. The fair value of the performance share awards assumes the achievement of the target level of performance shares as the probable outcome. Assuming the achievement of the maximum level of performance shares, the above amounts for each person would be increased by the following fair value amounts in each of 2025, 2024 and 2023, respectively: (i)
$304,043, $59,893, and $50,100 for Eric Sills; (ii) $100,395, $59,893, and $50,100 for James Burke; (iii) $92,682,
$59,893, and $50,100 for Dale Burks; (iv) $193,046, $59,893, and $50,100 for Nathan Iles; and (v) $27,042,
$44,926, and $37,575, for Carmine Broccole. The amounts listed in the table do not reflect whether the named executive officers have actually realized a financial benefit from these awards. For a discussion of the valuation assumptions, see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. See “Grants of Plan-Based Awards” and “Outstanding Equity Awards at
Fiscal Year-End” below for more information regarding our stock awards. In accordance with SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to vesting conditions.
(2)The amounts in this column constitute annual cash incentive awards. See “Grants of Plan-Based Awards” below for more information regarding annual incentive bonus awards.
(3)The amounts in this column represent car allowances for leased automobiles, Company contributions to the Profit
Sharing 401(K) Capital Accumulation Plan, Health Savings Account, ESOP and SERP programs on behalf of the named executive officers. The Company contributions that were earned in 2025 (but paid in March 2026) into the individual 401(K), ESOP and SERP accounts of our named executive officers are set forth below:

Name	401(K)	ESOP	SERP

Eric Sills	$15,750	$7,152	$63,201
James Burke	$15,750	$7,152	$61,589
Dale Burks	$15,750	$7,152	$46,741
Nathan Iles	$15,750	$7,152	$44,093
Carmine Broccole	$15,750	$7,152	$33,085
Excluding the SERP contributions described above, the amount attributable to each perquisite for each named executive officer does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by such officer.
The following table sets forth certain information with respect to plan-based awards granted to the named executive officers during 2025.
Grants of Plan-Based Awards for 2025

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Eric P. Sills	10/29/25	—	—	—	—	9,894	19,788	—	$304,043
	10/29/25	—	—	—	—	—	—	3,298	101,348
		$0	$739,000	$1,478,000	—	—	—	—	—

James J. Burke	10/29/25	—	—	—	—	3,267	6,534	—	$100,395
	10/29/25	—	—	—	—	—	—	2,011	61,798
		$0	$464,000	$928,000	—	—	—	—	—

Dale Burks	10/29/25	—	—	—	—	3,016	6,032	—	$92,682
	10/29/25	—	—	—	—	—	—	2,011	61,798
	10/29/25	—	—	—	—	—	—	2,513	79,737
		$0	$381,440	$762,880	—	—	—	—	—

Nathan R. Iles	10/29/25	—	—	—	—	6,282	12,564	—	$193,046
	10/29/25	—	—	—	—	—	—	6,282	193,046

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
	10/29/25	—	—	—	—	—	—	2,513	79,737
		$0	$366,720	$733,440	—	—	—	—	—

Carmine J. Broccole	10/29/25	—	—	—	—	880	1,760	—	$27,042
	10/29/25	—	—	—	—	—	—	2,513	79,737
		$0	$251,620	$503,240	—	—	—	—	—
_______________________________________________________
(1)Represents possible threshold, target and maximum payout levels for fiscal year 2025 under our annual cash incentive awards. Payment of the awards is dependent on the level of achievement of  pre-established performance goals. The actual payments to each named executive officer for 2025 are reported in the Summary Compensation
Table for 2025 above. Additional information regarding our annual cash incentive awards is included in
“Compensation Discussion and Analysis” above.
(2)These columns reflect threshold, target and maximum payout levels for performance share awards granted under our 2025 Omnibus Plan. The performance share awards have a three-year vesting period and performance target goals relating to the Company’s Return on Invested Capital and Organic Sales Growth, measured over a three-
year period. To the extent that the Company does not achieve the threshold level of performance during the measuring period, these performance shares will not be issued. Performance shares were issued to the named executive officers in 2025 at approximately 51% of the target payout level with respect to the performance share awards granted in 2022, because the Company achieved the applicable financial goals for the 2022 - 2024 measuring period. Holders of performance share awards are not entitled to shareholder rights, including voting rights or dividends. To the extent that an officer ceases to be an employee of the Company before the end of the vesting period, the entire performance share award will be forfeited, except as otherwise provided in the applicable award agreement. Additional information regarding our 2025 Omnibus Plan is included in the
“Compensation Discussion and Analysis” section above.
(3)This column reflects the number of shares of both standard and long-term retention restricted stock awards issued under our 2025 Omnibus Plan. Shares of standard restricted stock awarded in 2025 vest ratably over a three-year vesting period in equal annual installments, and shares of long-term retention restricted stock awarded in 2025 vest in increments when the executive reaches the ages of 60 (25% vests), 63 (25% vests) and 65 (balance vests), respectively. Holders of restricted stock are not entitled to dividends, but are entitled to voting rights. To the extent that an officer ceases to be an employee of the Company before the end of the vesting period, the entire unvested portion of the restricted stock award will be forfeited, except as otherwise provided in the applicable award agreement. See related discussion in “Compensation Discussion and Analysis” above. These awards are also described in “Outstanding Equity Awards at Fiscal Year-End” below.
(4)The ASC Topic 718 per share value of the target performance share awards, standard restricted stock awards, and long-term retention restricted stock awards granted on October 29, 2025 is $30.73 per share, $30.73 per share, and
$31.73 per share, respectively.
The following table summarizes the equity awards that we have made to our named executive officers, which awards were outstanding as of December 31, 2025.

Outstanding Equity Awards at Fiscal Year-End for 2025

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1)
Eric P. Sills	12/1/2010	5,000	(4)	$184,250	—	—
	9/20/2011	5,000	(4)	$184,250	—	—
	10/9/2012	5,000	(4)	$184,250	—	—
	10/8/2013	5,000	(4)	$184,250	—	—
	10/7/2014	5,000	(4)	$184,250	—	—
	10/13/2015	4,000	(4)	$147,400	—	—
	10/25/2023	2,000	(3)	$73,700	2,000	$73,700
	10/23/2024	2,553	(3)	$94,078	2,553	$94,078
	10/29/2025	3,298	(3)	$121,531	9,894	$364,594

James J. Burke	10/25/2023	2,000	(3)	$73,700	2,000	$73,700
	10/23/2024	2,553	(3)	$94,078	2,553	$94,078
	10/29/2025	2,011	(3)	$74,105.35	3,267	$120,389

Dale Burks	10/25/2023	2,000	(3)	$73,700	2,000	$73,700
	10/23/2024	2,553	(3)	$94,078	2,553	$94,078
	10/29/2025	2,513	(4)	$92,604.05	—	—
	10/29/2025	2,011	(3)	$74,105	3,016	$111,140

Nathan R. Iles	9/24/2019	2,500	(4)	$92,125	—	—
	9/29/2020	2,500	(4)	$92,125	—	—
	9/21/2021	2,500	(4)	$92,125	—	—
	9/22/2022	2,500	(4)	$92,125	—	—
	10/25/2023	2,000	(4)	$73,700	—	—
	10/25/2023	2,000	(3)	$73,700	2,000	$73,700
	10/23/2024	2,553	(4)	$94,078	—	—
	10/23/2024	2,553	(3)	$94,078	2,553	$94,078
	10/29/2025	2,513	(4)	$92,604	—	—
	10/29/2025	6,282	(3)	$231,492	6,282	$231,492

Carmine J. Broccole	12/1/2010	5,000	(4)	$184,250	—	—
	9/20/2011	5,000	(4)	$184,250	—	—
	10/9/2012	5,000	(4)	$184,250	—	—
	10/8/2013	5,000	(4)	$184,250	—	—
	10/7/2014	5,000	(4)	$184,250	—	—
	10/13/2015	4,000	(4)	$147,400	—	—
	10/20/2016	4,000	(4)	$147,400	—	—
	10/20/2017	2,500	(4)	$92,125	—	—
	10/11/2018	2,000	(4)	$73,700	—	—
	9/24/2019	2,000	(4)	$73,700	—	—
	9/29/2020	2,500	(4)	$92,125	—	—
	9/21/2021	2,500	(4)	$92,125	—	—
	9/22/2022	2,500	(4)	$92,125	—	—
	10/25/2023	2,000	(4)	$73,700	—	—

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1)
	10/25/2023	1,500	(3)	$55,275	1,500	$55,275
	10/23/2024	2,553	(4)	$94,078	—	—
	10/23/2024	1,915	(3)	$70,568	1,915	$70,568
	10/29/2025	2,513	(4)	$92,604	0	$—
	10/29/2025	—		$—	880	$32,428
_______________________________________________________
(1)The market value is based on the closing price of the Company’s Common Stock of $36.85 per share as of
December 31, 2025.
(2)The performance share awards vest on November 9th of the calendar year that includes the third anniversary of the date of grant, provided that certain performance goals have been met at the end of the three-year measuring period. Please refer to “Compensation Discussion and Analysis” above for additional information regarding equity awards granted under our 2025 Omnibus Plan.
(3)The standard restricted stock awards granted in 2023 and 2024 vest in full on November 9th of the calendar year that includes the third anniversary of the date of grant, and the standard restricted stock awards granted in 2025 vest ratably over a three-year vesting period in equal annual installments on November 9th of each year.
(4)The long-term retention restricted stock awards vest in increments upon the executive reaching 60 (25% vests), 63
(25% vests) and 65 (balance vests) years of age.
The following table provides additional information relating to the vesting of restricted stock and performance shares previously granted to the named executive officers during the year ended December 31, 2025. None of the named executive officers has outstanding options to purchase shares of Company Common Stock.
Stock Vested for 2025

	Stock Awards
Name (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Eric P. Sills	3,014	$114,622
James J. Burke	3,014	$114,622
Dale Burks	32,845	$945,714
Nathan R. Iles	3,014	$114,622
Carmine J. Broccole	2,261	$85,986
_______________________________________________________
(1)Eric P. Sills, James J. Burke, Dale Burks, and Nathan R. Iles each acquired 2,000 shares upon the vesting of a standard restricted stock award, and 1,014 shares upon the vesting of a performance share award. In addition, Dale
Burks acquired 29,831 shares upon the vesting of long-term retention restricted stock awards. Carmine J. Broccole acquired 1,500 shares upon the vesting of a standard restricted stock award, and 761 shares upon the vesting of a performance share award.
(2)The market value of the shares acquired by the named executive officers upon the vesting of the standard restricted stock and performance share awards is based on the closing price of the Company’s Common Stock of
$38.03 per share on November 10, 2025, the vesting date of such stock awards. The market value of the shares acquired by Dale Burks upon the vesting of the long-term retention restricted stock award is based on the closing price of the Company’s Common Stock of $27.86 per share on March 7, 2025, the last trading day before the vesting date of such stock awards.
The following table shows the aggregate earnings and balances for each of our named executive officers under our
Supplemental Executive Retirement Plan as of December 31, 2025.
Nonqualified Deferred Compensation for 2025

Name	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (1)	Aggregate Earnings in Last FY (2)	Aggregate Withdrawals/ Distribution	Aggregate Balance at Last FYE
Eric P. Sills	$94,723	$51,129	$278,911	$—	$2,215,348
James J. Burke	$—	$49,650	$451,624	$—	$3,359,024
Dale Burks	$—	$35,703	$161,791	$—	$1,592,906
Nathan R. Iles	$28,650	$33,280	$204,581	$—	$1,751,483
Carmine J. Broccole	$—	$26,697	$167,649	$—	$1,234,337
_______________________________________________________
(1)The amounts shown in this column reflect amounts contributed in 2025.
(2)Earnings are not above market and therefore are not reportable in the Summary Compensation Table. See
“Severance and Change of Control Arrangements—Defined Contribution Plan” below for further information.
The following table presents information on our existing equity plans as of December 31, 2025, under which shares of the Company’s Common Stock are authorized for issuance.
Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders	965,172	(1)	$28.28	773,511	(2)

Equity compensation plans not approved by security holders	─		$—	─

All plans	965,172	(1)	$28.28	773,511	(2)
_______________________________________________________
(1)Represents shares covered by outstanding unvested long-term retention restricted stock awards issued under our
2006 Omnibus Incentive Plan, and outstanding unvested awards of restricted stock (standard awards and long-
term retention awards) and performance shares issuable under our Amended and Restated 2016 Omnibus
Incentive Plan and 2025 Omnibus Incentive Plan.
(2)Represents shares of the Company’s Common Stock issuable under our 2025 Omnibus Incentive Plan.
Pay Versus Performance
The following table (“PvP Table”) and related disclosures provide information about (i) the total compensation
(“SCT Total”) of our principal executive officer (“PEO”) and our named executive officers other than our PEO
(collectively, the “Other NEOs”) as presented in the Summary Compensation Table, beginning on page 34, (ii) the compensation actually paid (“CAP”) to our PEO and Other NEOs, as calculated pursuant to Item 402(v) of Regulation S-

K, (iii) certain financial performance measures of the Company for the periods presented, and (iv) the relationship of the
CAP to those financial performance measures.

Fiscal Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)	Average Summary Compensation Table Total for Non- PEO Named Executive Officers(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2)	Value of Initial Fixed $100 Investment Based On		Net Income (Dollars in thousands)	Adjusted EPS
					Company Total Shareholder Return(3)	Index Total Shareholder Return(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$2,339,731	$2,571,016	$1,475,266	$1,638,353	$105.86	$84.60	$42,208	$3.92
2024	1,568,037	1,241,294	1,313,585	1,039,643	85.80	69.94	28,476	3.33
2023	1,156,478	1,408,737	985,660	1,229,380	106.51	88.08	34,352	2.98
2022	1,447,593	763,999	1,221,370	684,855	90.24	82.72	55,435	3.66
2021	1,743,163	2,270,639	1,467,329	1,880,164	132.31	122.38	90,954	4.54
_______________________________________________________
(1)“PEO” refers to Eric P. Sills for each fiscal year presented (Columns (b) and (c)).
(2)“Other NEOs” refers to James J. Burke, Dale Burks, Nathan R. Iles and Carmine J. Broccole for each fiscal year presented (Columns (d) and (e)).
With respect to Columns (c) and (e), assumptions made in the valuation of the equity awards added or subtracted in determining the amount of executive compensation actually paid for each of the fiscal years presented did not differ materially from those disclosed in determining the grant date fair value. For a discussion of the valuation assumptions, see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.
(3)Columns (f) and (g) state the cumulative total shareholder return, assuming the reinvestment of dividends, on the
Company’s Common Stock and the S&P 1500 Auto Parts & Equipment Index, respectively, as of the end of each fiscal year presented, calculated based on the value of a $100 investment in the Company’s Common Stock and the index on December 31, 2020. The S&P 1500 Auto Parts & Equipment Index is a combination of automotive parts and equipment companies within the S&P 400, the S&P 500 and the S&P 600. It is the same index used by the Company for purposes of satisfying Item 201 of Regulation S-K.

Adjustments to Calculate Compensation Actually Paid to PEO (Column (c)) and Average Compensation Actually
Paid to Other NEOs (Column (e))
The table below describes certain adjustments required by SEC rules to calculate the CAP for our PEO (Column (c)) from the SCT Total for our PEO (Column (b)).

	2025	2024	2023	2022	2021
Adjustments for Stock Awards
SCT Total	$2,339,731	$1,568,037	$1,156,478	$1,447,593	$1,743,163
(Deduct): Aggregate grant date fair value for stock awards included in SCT Total for the covered fiscal year.	(405,390)	(119,787)	(100,200)	(105,520)	(138,440)
Add: Fair value at covered fiscal year end of awards granted during the covered fiscal year that were outstanding and unvested at covered fiscal year end.	398,671	122,988	128,790	111,963	174,215
Add (Deduct): Change as of the covered fiscal year end (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year that were outstanding and unvested at covered fiscal year end.	201,606	(313,686)	194,984	(625,514)	442,646
Add (Deduct): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which all vesting conditions were satisfied during the covered fiscal year.	36,398	(16,258)	28,685	(64,523)	49,054
(Deduct): Fair value at the end of the prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year.	—	—	—	—	—
CAP Amounts	$2,571,016	$1,241,294	$1,408,737	$763,999	$2,270,639
The table below describes certain adjustments required by SEC rules to calculate the average CAP for our Other NEOs
(Column (e)) from the average SCT Total for our Other NEOs (Column (d)).

	2025*	2024*	2023*	2022*	2021*
Adjustments for Stock Awards
SCT Total	$1,475,266	$1,313,585	$985,660	$1,221,370	$1,467,329
(Deduct): Aggregate grant date fair value for stock awards included in SCT Total for the covered fiscal year.	(242,255)	(154,600)	(131,318)	(148,556)	(196,163)
Add: Fair value at covered fiscal year end of awards granted during the covered fiscal year that were outstanding and unvested at covered fiscal year end.	188,692	161,055	169,834	157,888	249,094
Add (Deduct): Change as of the covered fiscal year end (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year that were outstanding and unvested at covered fiscal year end.	145,870	(265,779)	154,118	(484,055)	323,321
Add (Deduct): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which all vesting conditions were satisfied during the covered fiscal year.	70,780	(14,617)	51,085	(61,792)	36,582
(Deduct): Fair value at the end of the prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year.	—	—	—	—	—
CAP Amounts	$1,638,353	$1,039,643	$1,229,380	$684,855	$1,880,164
*Amounts presented are averages for the Other NEOs as a group.

For 2025, we used the following financial performance measures to link executive compensation to Company performance.
Financial Performance Measures
Adjusted EPS
Adjusted Free Cash Flow Conversion
Return on Invested Capital
Organic Sales Growth
The measures “Adjusted EPS” and “Adjusted Free Cash Flow Conversion” are financial measures used to determine the achievement of a portion of the annual cash incentive awards of our PEO and Other NEOs in 2025, which represent approximately 80% of the executive’s total target cash incentive award for the year. Adjusted EPS is calculated by dividing net earnings attributable to the Company by the weighted average common shares outstanding during the period, adjusted for significant, non-reoccurring and non-operational gains or losses to provide a view of the Company with respect to ongoing operating results. Adjusted Free Cash Flow Conversion represents operating cash flow as a percentage of net income, adjusted for significant, non-reoccurring and non-operational gains or losses.
The measures “Return on Invested Capital” and “Organic Sales Growth” are financial measures used to determine the achievement of the performance share awards granted to our PEO and Other NEOs in 2025. Return on Invested Capital
is calculated by dividing net earnings (before interest and after tax) by total capital invested. Organic Sales Growth is calculated based on the year-over-year improvement in net sales, excluding the impact of acquisitions.
Relationship Between Compensation Actually Paid and Performance
The following graphs show the relationships between the compensation actually paid (“CAP”) to our PEO and Other
NEOs, as calculated pursuant to Item 402(v) of Regulation S-K, and: (i) the Company’s Adjusted EPS (Column (i) of the
PvP Table), (ii) the Company’s net income (Column (h) of the PvP Table), and (iii) the cumulative total shareholder return
(“TSR”) on the Company’s Common Stock and the S&P 1500 Auto Parts & Equipment Index (Columns (f) and (g) of the
PvP Table, respectively).

Pay Ratio
The median of the annual compensation paid by the Company during fiscal year 2025 to all employees (excluding our Chief Executive Officer) is estimated to be approximately $26,941 (referred to as the “2025 Median Compensation”).
The ratio of the 2025 Median Compensation to the annual compensation of Eric P. Sills, our Chairman of the Board, Chief
Executive Officer and President, for fiscal year 2025, which is described in the Summary Compensation Table for 2025 above, is estimated to be one to eighty-seven.
We identified our median employee as of December 31, 2025, using payroll records that reflected total wages and other compensation paid to our employees during fiscal year 2025, as reported to the U.S. Internal Revenue Service on
Form W-2 and the equivalent for our non-U.S. employees. Adjustments were made to annualize the compensation of all permanent employees (full-time or part-time) who were employed for less than the full fiscal year, and to convert to U.S.
dollars any compensation paid to our employees in currencies other than U.S. dollars using the relevant exchange rate at year-end. We believe the resulting ratio is a reasonable estimate calculated in a manner consistent with the compensation disclosure rules of the SEC.
Severance and Change of Control Arrangements
Severance Compensation Agreement
In December 2001, we entered into a Severance Compensation Agreement with James J. Burke. Mr. Burke’s
Severance Compensation Agreement provides that if a change in control of the Company occurs and, within 12 months thereafter, Mr. Burke’s employment is terminated by the Company without cause or by Mr. Burke for certain specific reasons, then he will receive severance payments and certain other benefits. The specific reasons which allow Mr. Burke to resign and receive the benefits are: (1) a reduction in status, position or reporting responsibility; (2) a reduction in his annual rate of base salary; and (3) relocation of more than 15 miles from the Company’s current office.
If Mr. Burke resigns for one of the specific reasons, or is terminated without cause, he will be entitled to receive:
(1) a severance payment equal to three times his base salary plus standard bonus, payable over a two year period on a pro rata, semi-monthly basis; (2) continued participation for a period of 36 months in group medical, dental and/or life insurance plans; (3) exclusive use of a company automobile for the duration of the lease then in effect; and (4)
outplacement services.
For purposes of the agreement, a change in control of the Company means the occurrence of any of the following events: (1) a sale of all or substantially all of the assets of the Company to any person or group other than certain designated individuals; or (2) any person or group, other than certain designated individuals, become the beneficial owner or owners of more than 50% of the total voting stock of the Company, including by way of merger, consolidation or otherwise.
Defined Contribution Plan
The Company has established a defined contribution Supplemental Executive Retirement Plan (SERP) for our
executive officers and other eligible employees. The purpose of this plan is to enable the Company to supplement the benefits under the Company’s Profit Sharing 401(K) Capital Accumulation Plan as well as to provide a means whereby certain amounts payable by the Company to our executive officers may be deferred to some future period. To the extent that an eligible employee retires or is terminated, their accounts in the SERP shall be paid either in a lump sum or over a period of time, at the election of the employee. In the event of a change of control of the Company, the Company shall, as soon as possible, but in no event longer than 60 days following the change of control event, make an irrevocable contribution to a rabbi trust established under the plan in an amount that is sufficient to pay each SERP participant or beneficiary the benefits to which SERP participants or their beneficiaries would be entitled pursuant to the terms of the
SERP as of the date on which the change of control event occurred. Upon a change of control event, each participant’s account shall be fully vested.
Defined Benefit Pension Plan
The Company maintains a defined benefit unfunded Supplemental Executive Retirement Plan. The benefits under this plan are in addition to any benefits payable to participants under the Company’s Profit Sharing 401(K) Capital
Accumulation Plan and the defined contribution SERP. As of the date of this Proxy Statement, there are no participants in the defined benefit Supplemental Executive Retirement Plan.
2025 Omnibus Incentive Plan (the “2025 Omnibus Plan”)
As previously discussed under “Compensation Discussion and Analysis” above, we grant our named executive officers shares of restricted stock (standard awards and long-term retention awards) and performance shares. Under the terms of the 2025 Omnibus Plan, any unvested shares of restricted stock would immediately vest in the event of death, disability, involuntary termination without cause, a change in control (subject to certain exceptions), or, with respect to standard awards, retirement if the awardee is 65 or more years of age (subject to certain exceptions). Any unvested performance shares would, in the event of death, disability or change of control, immediately vest and be deemed to be earned at 100% of the target value, and, in the event of retirement where the awardee is or would become prior to vesting
65 or more years of age (subject to certain exceptions), the award would continue to be earned and paid on the original vesting date based on the Company’s actual performance. For purposes of the 2025 Omnibus Plan, a “change of control”
means any of the following events:
(a)Any person, other than certain designated persons, becomes the beneficial owner of 30% or more of the total voting stock of the Company;
(b)Individuals who constituted the Board as of the date that the 2025 Omnibus Plan was originally approved by the shareholders of the Company (or their successors) cease, during any 12-month period, for any reason to constitute at least a majority of the Board;

(c)Consummation of a reorganization, merger, or consolidation of the Company, in each case unless, all or substantially all of the beneficial owners of the Company before such event hold more than 50% of the voting stock after such event;
(d)Any person, other than certain designated persons, acquires assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the
Company; or
(e)The approval by the shareholders of the Company and the consummation of a complete liquidation or dissolution of the Company.
The following table shows the estimated benefits payable to our named executive officers following both a change in control of the Company and a hypothetical termination of employment as of December 31, 2025 under the severance and change in control arrangements discussed immediately above.
Estimated Benefits upon Termination and/or Change in Control

Name	Severance Compensation Agreement Amount (1)	SERP Amount (2)	Early Vesting of Equity Awards (3)	Other (4)	Total
Eric P. Sills	-	$2,215,348	$1,722,553	$—	$3,937,902
James J. Burke	3,982,812	3,359,024	362,272	154,284	7,858,392
Dale Burks	-	1,592,906	445,627	—	2,038,533
Nathan R. Iles	-	1,751,483	1,259,644	—	3,011,126
Carmine J. Broccole	-	1,234,337	2,150,603	—	3,384,940
_______________________________________________________
(1)This amount represents three times the sum of the executive officer’s 2025 base salary and standard bonus and would be payable over a two year period on a semi-monthly basis pursuant to the terms of the Severance
Compensation Agreement. This amount would only be payable if the executive officer’s employment is terminated by the Company without cause or by the executive for certain specific reasons within 12 months following a change in control of the Company.
(2)This amount represents contributions under the SERP that would be made upon a change of control. Absent a change of control, if the executive officer retired or was terminated at December 31, 2025, this amount would be paid either in a lump sum or over a period of time, at the election of the officer.
(3)This amount represents the closing price of our Common Stock on December 31, 2025 of $36.85 per share multiplied by the outstanding number of shares of restricted stock (standard and long-term retention) and the outstanding performance share awards granted in 2025 (earned at 100% of the target value) for each executive as follows: Eric Sills – 46,745 shares; James Burke – 9,831 shares; Dale Burks – 12,093 shares; Nathan Iles –
34,183; and Carmine Broccole – 58,361 shares. These awards would immediately vest for all executive officers in the event of death, disability, or a change in control (subject to certain exceptions) at December 31, 2025. In addition, these restricted stock (standard and long-term retention) awards would immediately vest for all executive officers in the event of an involuntary termination without cause at December 31, 2025, and the standard restricted stock awards granted in 2023 and 2024 would immediately vest for Mr. Burke and Mr. Burks upon retirement at
December 31, 2025 because they would have reached the age of 65 by such date. The outstanding number of shares represented by each award is described in the Outstanding Equity Awards at Fiscal Year-End for 2025
Table above.
(4)For James J. Burke, this amount represents Company payments for (a) group medical, dental and/or life insurance plans for a 36 month period, (b) use of a company automobile for the duration of the lease then in effect, and (c)
the cost of outplacement services, pursuant to the terms of the Severance Compensation Agreement.
Risk Considerations in our Compensation Program
Our Compensation Committee has analyzed the concept of risk as it relates to our compensation program for all employees. The Compensation Committee does not believe our compensation program encourages excessive or inappropriate risk taking because the Company does not use highly leveraged incentives that drive risky short-term behavior. As we discussed previously with respect to our named executive officers in the Compensation Discussion and
Analysis, we structure our short-term (cash) incentive programs and long-term (equity) incentive programs to promote the creation of long-term value and discourage behavior that leads to excessive risk:
•We structure our pay to consist of both fixed and variable compensation. The fixed (or salary) portion of compensation is designed to provide a steady income regardless of the Company’s stock price so that employees do not feel pressured to focus exclusively on stock price performance to the detriment of other important business goals. The variable portions of compensation (cash and equity incentives) are designed to reward both short-term and long-term corporate performance. For short-term performance, our cash bonus is awarded based on the achievement of both Company financial objectives and management performance goals. For long-term performance, our standard restricted stock awards vests ratably over three years in three equal annual installments, and our performance share awards vest over three years or a longer period of time.
•We cap our short-term (cash) incentive program awards at 200% of the applicable target, which we believe mitigates excessive risk taking by limiting payouts. Furthermore, since our short-term (cash) incentives are based on overall corporate performance, rather than individual performance, the ability of an individual executive to increase his or her own incentive-based compensation through excessive risk taking is constrained.
•We adopted strong governance policies related to our incentive plans, such as our Stock Ownership Guidelines,
Clawback Policy, and anti-hedging and pledging policies, to mitigate potential excessive risk-taking behaviors.
Certain Relationships and Related Person Transactions
Our Board has adopted a written policy relating to the approval or ratification of transactions between the
Company or its subsidiaries and related persons. Under SEC rules, a related person is a director, officer, nominee for director, or five percent or greater shareholder of the Company since the beginning of the last fiscal year and their immediate family members. The Company’s policies and procedures apply to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest.
Our policy requires that all related person transactions be disclosed to the Governance Committee (with respect to directors) or the Audit Committee (with respect to executive officers). The applicable committee then reviews the material facts of such related person transactions and either approves or disapproves of the entry into or ratifies the related person transaction. In determining whether to approve or ratify a related person transaction, the applicable committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In addition, our policy provides that any related person transaction may be consummated or continue if (1) the transaction is approved by the disinterested members of the Board or (2) the transaction involves compensation approved by the Company’s Compensation Committee. No director shall participate in the approval of a transaction for which he or she is the related person but may participate in any discussion regarding such transaction if requested by the Chair of the applicable committee.
During 2025, the son of Carmine J. Broccole, Chief Legal Officer, was employed in a non-executive role by the
Company and earned compensation in excess of $120,000. The total compensation for this employee is similar to that paid for comparable positions at the Company and in line with the Company’s practice of targeting pay to be at or near the median range of similar-type compensation for our peer group. In addition, this employee was eligible to receive standard benefits applicable to all Company employees. The Audit Committee reviewed and approved this related person transaction.
In May 2023, Lawrence I. Sills, our former Chairman of the Board and the father of Eric P. Sills, current
Chairman of the Board, Chief Executive Officer & President, assumed the role of Chairman Emeritus of the Company.
During fiscal year 2025, Mr. Sills continued to serve in this role and, in consideration for such services, Mr. Sills received an annual retainer in excess of $120,000 in addition to reimbursement for meeting travel expenses, and coverage under our medical, dental and vision insurance plans. The Governance Committee reviewed and approved the related person transaction.

The son of Ray Nicholas, Chief Information Officer & Vice President Information Technology, is presently employed in a non-executive role by the Company. His total compensation is expected to exceed $120,000 during fiscal year 2026. The total expected compensation for this employee is similar to that paid for comparable positions at the
Company and in line with the Company’s practice of targeting pay to be at or near the median range of similar-type compensation for our peer group. In addition, this employee is eligible to receive standard benefits applicable to all
Company employees. The Audit Committee reviewed and approved this related person transaction.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.
The Audit Committee is currently comprised of six directors who are “independent” as defined under the listing standards of the New York Stock Exchange. The Audit Committee met four times in 2025 and operates under a written charter adopted by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the
Audit Committee reviewed with management the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including a discussion of the quality and the acceptability of the Company’s financial reporting and controls.
The Audit Committee also reviewed with KPMG LLP, the Company’s independent registered public accounting firm, that is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company’s financial reporting, and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the
Public Company Accounting Oversight Board and the SEC, including the scope of the auditor’s responsibilities and whether there are any significant accounting adjustments or any disagreements with management. In addition, the Audit
Committee discussed with KPMG LLP the auditors’ independence from management and the Company, including the matters in the auditors’ written disclosures required by applicable requirements of the Public Company Accounting
Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.
The Audit Committee also discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets periodically with the internal and the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of
Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended
December 31, 2025 for filing with the SEC.
Audit Committee

Pamela Forbes Lieberman (Chair)	Joseph W. McDonnell
Alejandro C. Capparelli	Alisa C. Norris
Patrick S. McClymont	Pamela S. Puryear, Ph.D.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2027 ANNUAL MEETING
Shareholder proposals submitted for inclusion in next year’s Proxy Statement pursuant to the provisions of Rule
14a-8 of the Exchange Act must be received by the Secretary of the Company no later than December 22, 2026. With respect to any shareholder proposal that is not submitted for inclusion in next year’s Proxy Statement, but is instead sought to be presented directly at the 2027 annual meeting, rules of the SEC permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal no later than March 7, 2027, and advises shareholders in the 2027 Proxy
Statement about the nature of the matter and how management intends to vote on such matter; or (2) receives notice of the proposal later than March 7, 2027. All shareholder proposals must be addressed to the Secretary of the Company at the address stated at the end of this section.
Shareholders nominating director candidates pursuant to procedures set forth in our By-Laws and the provisions of Rule 14a-19 of the Exchange Act must be received by the Secretary of the Company no later than February 20, 2027, and no earlier than January 21, 2027. In addition, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must notify  the Secretary of the Company of the information required by Rule 14a-19 of the Exchange Act no later than March 22, 2027. All shareholder recommendations and nominations must be addressed to the Secretary of the Company at the following address:
Standard Motor Products, Inc.
37-18 Northern Blvd.
Long Island City, New York 11101
Attn: Carmine J. Broccole, Secretary
ANNUAL REPORT ON FORM 10-K
The Company’s 2025 Annual Report has been mailed to shareholders. A copy of the Company’s Annual
Report on Form 10-K for the fiscal year ended December 31, 2025 is included in the 2025 Annual Report and will also be furnished to any shareholder who requests the same free of charge (except for exhibits thereto for which a nominal fee covering reproduction and mailing expenses will be charged). Requests should be addressed to the
Secretary of the Company at 37-18 Northern Blvd., Long Island City, NY 11101. The 2025 Annual Report is also available on our website at smpcorp.com under “For Investors – Financial Presentations & Documents.”
“HOUSEHOLDING” OF PROXY MATERIALS
AND ANNUAL REPORTS FOR RECORD OWNERS
The SEC rules permit us, with your permission, to deliver a single proxy statement and annual report to any household at which two or more shareholders of record reside at the same address. Each shareholder will continue to receive a separate proxy. This procedure, known as “householding,” reduces the volume of duplicate information you receive and helps to reduce our expenses and our environmental footprint. Shareholders of record voting by mail can choose this option by marking the appropriate box on the proxy included with this Proxy Statement and shareholders of record voting by telephone or over the Internet can choose this option by following the instructions provided by telephone or over the Internet, as applicable. Once given, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying our Secretary as described above. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Shareholders of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by contacting the Secretary of the Company as described above.

OTHER MATTERS
On the date this Proxy Statement went to press, management knew of no other business that will be presented for action at the Annual Meeting. In the event that any other business should come before the Annual Meeting, it is the intention of the proxy holders named by proxy to take such action as shall be in accordance with their best judgment.

By Order of the Board of Directors

Carmine J. Broccole
Chief Legal Officer & Secretary
Dated: April 21, 2026

SMP® Standard Motor Products, Inc

STANDARD MOTOR PRODUCTS, INC.
37-18 NORTHERN BOULEVARD
LONG ISLAND CITY, NY 11101

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 20, 2026 for shares held directly and by 11:59 P.M. Eastern Time on May 18, 2026 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SMP2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 20, 2026 for shares held directly and by 11:59 P.M. Eastern Time on May 18, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V88930-P50182 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

STANDARD MOTOR PRODUCTS, INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) James J. Burke
02) Alejandro C. Capparelli
03) Pamela Forbes Lieberman
04) Patrick S. McClymont
05) Joseph W. McDonnell
06) Alisa C. Norris
07) Pamela S. Puryear, Ph.D.
08) Eric P. Sills

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐
3. Approval of non-binding, advisory resolution on the compensation of our named executive officers.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereto.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V88931-P50182

STANDARD MOTOR PRODUCTS, INC.
Annual Meeting of Shareholders
May 21, 2026 at 2:00 p.m. ET
This proxy is solicited by the Board of Directors

The undersigned shareholder(s) of STANDARD MOTOR PRODUCTS, INC. (the "Company") hereby appoint(s) ERIC P. SILLS, JAMES J. BURKE and NATHAN R. ILES as Proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and vote, as designated on this Proxy, all of the shares of the Company's Common Stock held of record by the undersigned on April 10, 2026 at the Annual Meeting of Shareholders of the Company, to be held online at www.virtualshareholdermeeting.com/SMP2026, on May 21, 2026, or at any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR ALL" OF THE NOMINEES LISTED IN PROPOSAL NO. 1 AND "FOR" PROPOSALS NO. 2 AND 3. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Continued and to be signed on reverse side